UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

Amendment No. 5

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 20, 2012 (December 14, 2012)

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Address of principal executive offices)  (zip code)

(877) 449-8842

(Registrant’s telephone number, including area code)

Matter of Time I Co.

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 14, 2012, we filed a Current Report on Form 8-K reporting the Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation, and providing “Form 10-type” disclosure regarding the post-merger company, Green Automotive Company, and its business.  Since that filing we became aware of information in the filing that needed to be clarified or corrected.   As a result, on June 17, 2013, we filed an amended Current Report on Form 8-K/A for purpose of providing clarifying and corrected disclosure where appropriate.  On August 14, 2013, we filed an amended Current Report on Form 8-K/A for the purpose of including the restated financial statements for the periods ended September 30, 2012 and 2011, and to update all disclosure that changed as a result of our restatement of those financial statements.

On October 18, 2013, we filed another amended Current Report on Form 8-K/A in order to include the restated financial statements of Green Automotive Company for the period ended December 31, 2011 (Exhibit 99.1), restated financial statements of Liberty Electric Cars Ltd for the period ended June 30, 2012 (Exhibit 99.5), and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2011, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and nine months ended September 30, 2012 caused by the restatement of certain of the financial statements for the underlying periods (Exhibit 99.3).  We also included the restated financial statements for the periods ended September 30, 2012 and 2011 (Exhibit 99.2),  in order to add additional clarification in notes to the those restated financial statements, including a detailed analysis for the profit and loss statements and the changes to the balance sheets and to fix certain formatting issues.

We are now filing this amended filing to clarify certain language and provide additional disclosure regarding the information in the filing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to secure materials and subcontractors; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Green Automotive Company and its subsidiaries.

As noted below, the disclosure in this Current Report Form 8-K relates to the operations of Green Automotive Company and its subsidiaries after the merger with Matter of Time I Co. (“MOT”), since Green Automotive Company is the surviving corporation in the merger with MOT as a result of the transactions described herein.  Green Automotive Company’s fiscal year end is December 31st.  Therefore, except as otherwise indicated by the context, references in this report to the “third quarter of 2012” and the “third quarter of 2011” are to the three months ended September 30, 2012 and September 30, 2011, respectively.  References to “fiscal 2012” is to the Company’s 2012 fiscal year ended December 31, 2012.  References to “fiscal 2011” is to the Company’s 2011 fiscal year ended December 31, 2011.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Matter of Time Transaction

On February 10, 2012, Green Automotive Company entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and electing to assume MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012, the transactions contemplated by the MOT Agreement closed.  A copy of the MOT Agreement is attached hereto as Exhibit 10.5.  As a result of the closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

Due to the merger between Green Automotive Company and MOT, all references herein to “the Company” or “we” refer to the consolidated Green Automotive Company/MOT entity.

Liberty Transaction

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately 8.19% of our outstanding voting control.  This transaction closed on July 23, 2012.

On December 4, 2012, we entered into an Amendment No. 1 to the Liberty Agreement for the purpose of clarifying the reason the Series A Preferred Stock was issued to Ian Hobday and Darren West under their agreements with LEC to serve as executive officers, as well as to clarify the forfeiture provisions that apply to such shares.

Additionally, pursuant to the Liberty Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.  To date, all of the Series B Shares are still held by GAC Auto.

The Liberty Agreement also gave the LEC Entities the right to appoint two (2) members of the LEC Entities management (the “Interested Members”) to become members of our Board of Directors, as well as select a third member to sit on our Board of Directors who is an independent person (the “Independent Member”).  Upon the appointment of these three members, our Board of Directors shall consist of five (5) members.  At the closing, the LEC Entities presented Ian Hobday and Darren West as the Interested Members, and they were appointed to our Board of Directors on August 3, 2012.  Subsequently, on September 26, 2012, Mr. Nick Hewson was appointed to our Board of Directors as the Independent Member.

Contemporaneously with the Liberty Agreement, we entered into a Stock Purchase Agreement (the “FMS Stock Agreement”) with First Market Services, a Nevada corporation (“FMS”), under which we may sell, and FMS may purchase, up to One Hundred Twenty Thousand (120,000) shares of our Series A Preferred Stock  at Five Dollars ($5) per share.  Pursuant to the FMS Stock Agreement, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000) with a minimum purchase of Fifty Thousand Dollars ($50,000) per month for a minimum of twelve (12) months, with Forty Thousand Dollars ($40,000) being earmarked for the LEC Entities to fund their operations and growth, and Ten Thousand Dollars ($10,000) being earmarked to fund the costs associated with us being a public company.  As of the date of this filing, 30,000 shares of our Series A Preferred Stock have been issued to FMS under the FMS Agreement.

In connection with the Liberty Agreement, on July 20, 2012, LEC entered into independent contractor agreements with Ian Hobday and Darren West, to serve as LEC’s Chief Executive Officer and Chief Financial Officer, respectively, effective July 23, 2012.  Under the independent contractor agreements each of Mr. Hobday and Mr. West are entitled to remuneration of £150,000 per year of which £6,000 per month will be paid in cash by LEC, and the balance will be accrued / deferred.  The arrangement will be reviewed after 6 months.  Each of Mr. Hobday and Mr. West, after 6 months from the effective date of their agreement, will have the option of converting all or part of the accrued / deferred amount into GAC common stock based on the following formula: Amount executive chooses to convert / (GACR stock price at date of conversion / 2) = number of shares in GACR ordinary stock to be granted.  In addition, we agreed to issue Mr. Hobday and Mr. West each an Option to acquire up to Two Million (2,000,000) shares of our common stock, which have not yet been issued, as well as 150,000 shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  The shares of Series A Preferred Stock, or any common stock issued to the executives as a result of the conversion of the Series A Preferred Stock, shall not be transferred by the executives for a period of three (3) years from the effective date of the independent contractor agreements, and such shares shall be subject to forfeiture as set forth in the agreements.

On December 4, 2012, we entered into amended and restated independent contractor agreements in order to clarify that the total of 300,000 shares of our Series A Preferred Stock was issued to Mr. Hobday and Mr. West in exchange for their agreement not to compete with us, which was part of the purchase price we paid, as well as to clarify the forfeiture provisions.  The amended and restated independent contractor agreements replace the independent contractor agreements dated July 20, 2012 in their entirety.

Newport Coachworks Transaction

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding ($500,000) as discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter.  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, would currently represent approximately 7.6% of our outstanding common stock.  This transaction closed on October 12, 2012.

As noted above, we have a financing obligation to NCWI under the NCWI Agreement under which we are agreed to provide up to One Million Dollars ($1,000,000) to NCWI pursuant to the forecasted timeline set forth in Schedule 1.7 of the NCWI Agreement.  The total  funding  is made  up of $500,000  as the forecasted  requirement  for initiating internal  combustion  engine  based   bus  manufacturing and  $500,000   as  the forecasted requirement for reaching pre-production stage in electric bus manufacturing. Both parties to the NCWI Agreement agreed that the funding requirements are forecasted amounts which may rise or fall according to business requirements and may be modified by the parties as needed.  As set forth in the NCWI Agreement, the forecasted timeline for the $1,000,000 funding is:  $50,000 at the execution of agreement; $120,000 within 30 days after the execution of the agreement; $167,000 within 60 days after the execution of the agreement; $163,000 within 90 days after execution of the agreement; and $50,000 every thirty days thereafter for 10 months.  As of December 31, 2012, we had funded NCWI a total of $125,000.

Additionally, the NCWI Agreement contains a right of repurchase such that in the event we do not meet the funding requirements in the amounts and time line set forth in the NCWI Agreement, then Mr. Read shall have the right to repurchase the NCWI Shares from us in exchange for one and one-half (1.5) times the amount we have funded to NCWI through the date of repurchase, with one-half of the repurchase price due on the date of closing the repurchase transaction, and the other one-half due within twelve months after the closing of the repurchase transaction.  The repurchase right will not be triggered unless we fail to meet the forecasted funding schedule set forth on Schedule 1.7 of the NCWI Agreement and a thirty (30) day grace period has passed for each funding amount and date, which thirty (30) day grace period will begin after notification by NCWI to us, in writing, that it requires the forecasted funds for initiating internal combustion engine based bus manufacturing or reaching the pre-production stage for electric bus manufacturing, and notifying us that the requested payment has not been received.  Upon repurchase, NCI shall not have any liabilities that are not related to NCI's business and all assets of NCI shall be free and clear of all liens and adverse claims except those entered into by NCI related to NCI's business.

In connection with the NCWI Agreement, NCWI entered into an employment agreement with Mr. Read, under which Mr. Read serves as the Chief Executive Officer of NCWI and receives compensation of $15,000 per month and a bonus of $700 per vehicle manufactured and sold by NCWI, which remuneration will be paid by NCWI to Mr. Read no later than the 15th day of the month following the month NCWI receives full payment for the applicable bus.  Additionally, under his employment agreement, Mr. Read has an “acquisition bonus” pursuant to which in the event we either sell NCWI in an equity sale or sell substantially all of the assets of NCWI in an asset sale, in a stand-alone transaction (one that does not involve the sale of substantially all of Green Automotive Company in the same transaction) to a third party, and if the purchase price we receive for NCWI in the transaction exceeds the value of the shares of our common stock that Mr. Read received under that certain Acquisition and Stock Exchange Agreement (the “Acquisition Agreement”) by and between GACR, NCI and NCI’s shareholders dated of even date hereof (such value shall be deemed to be the “Share Value Amount,” as defined herein), then Executive will receive a cash bonus equal to 50% of the total purchase price GACR receives for NCI (or its assets) minus the Share Value Amount.  The Share Value Amount shall be $0.35, multiplied by the total number of shares of GACR common stock the NCI shareholders have received under the Acquisition Agreement (up to 27,000,000 shares).  In order to receive the Acquisition Bonus Executive must have been employed by Employer within one year of the date NCI or its assets are sold by GACR to a third party.

As a result of the NCWI Agreement, we entered into a second Stock Purchase Agreement (the “FMS Stock Agreement No. 2”) with First Market Services, a Nevada corporation (“FMS”), under which we may sell, and FMS may purchase, up to One Hundred Twenty One Thousand Two Hundred Twelve (121,212) shares of our Series A Preferred Stock at Eight Dollars Twenty Five Cents ($8.25) per share.  Pursuant to the FMS Stock Agreement No. 2, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000).  An initial payment of $50,000 was paid after September 30, 2012.  As of the date of this filing, we have paid NCWI $100,000 however no shares of our Series A Preferred Stock have been issued to FMS under the FMS Agreement No. 2.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 14, 2012, we closed the transaction that is the subject of the MOT Agreement.  Pursuant to the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company, with its assets and operations, being the surviving corporation and electing to assume MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.

Additionally, as noted above, we recently closed the Liberty Transaction and the NCWI Transaction, acquiring their business, including their assets and operations.

FORM 10 DISCLOSURES

As disclosed elsewhere in this Current Report, on December 14, 2012, MOT and Green Automotive Company merged, with Green Automotive Company, and its assets and operations, being the surviving corporation, but assuming MOT’s status as a reporting issuer.  Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the transaction.

Prior to the MOT/Green Automotive merger transaction, MOT was a shell company.  Following the transaction MOT was dissolved with Green Automotive Company remaining as the surviving corporation.  As a result of the transaction the reporting issuer is no longer a shell company, and as a result we need to file certain information regarding our assets and operations.

Accordingly, we are providing the following information in this Current Report.

DESCRIPTION OF BUSINESS

History and Development of the Company

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011.  We formerly operated under the name GANAS Corp. (“GANAS”).  Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions, assets, which could benefit our shareholders.  Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”).  The Go Merger resulted in GANAS issuing 1,436,202.25 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation.  Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

In August 2009, prior to the Go Merger, Go entered into a Memorandum of Understanding with a subsidiary of Zotye Holding Group, a Chinese automotive manufacturer (collectively, “Zotye”) which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Issuer and Zotye (the “Zotye Agreement”).  On July 20, 2010, the Zotye Agreement was amended and restated “between the Issuer and Yongkang Titan Imp. & Exp. Co., Ltd., a reported subsidiary of Zotye,” and then on December 21, 2010, the Zotye Agreement was further amended and restated between the Issuer and Zhejiang Titan Imp. & Exp. Co., Ltd., another reported Zotye subsidiary.  The purpose of the Zotye Agreement, as amended, was to explore the possibility of bringing certain vehicles manufactured by Zotye in China into the U.S. marketplace.  In January 2011, we further amended the Zotye Agreement through the use of a Letter of Intent (“LOI”), which was meant to be temporary until a further definitive agreement could be agreed upon by the parties.  Under the LOI the parties agreed to: (a) waive any and all payments due to Zoyte by us until a revised agreement (referred to in the 2011 LOI as the “Definitive Agreement”) could be drafted to reflect an equity investment proposed by Zotye, (b) grant both parties additional time to evaluate the proposed equity investment by Zoyte, (c) allow us to continue to move forward under the Zotye Agreement with the homologation1 of the the all-electric Zotye Sport Utility Vehicle (“SUV”), (d) allow Zotye time to evaluate the results of the continuing homologation tests, and what effect these tests would have on the factory improvements and modifications currently underway at Zotyes facility in China to be able to provide us with the anticipated demand for the all-electric SUV, and (e) toll all terms and conditions of the Zotye Agreement, as amended in December 2010.

On January 29, 2010, following the execution of the Zotye Agreement we changed our primary SIC Code to 5012 for automobiles.

Following the Go Merger, and throughout the 2010 and 2011 fiscal years we devoted all of our resources to the homologation of the all-electric Zotye Sport Utility Vehicle (“SUV”) with the intent to import and distribute the SUV throughout the U.S. pursuant to the Zotye Agreement.  However, after taking several SUV’s through the required tests to comply with the standard safety benchmarks required by the U.S. Department of Transportation (“DOT”) and the U.S. Federal Motor Vehicle Safety Standards (“FMVSS”) to determine the safety and U.S. marketability of the SUV, we determined the SUV could not qualify for sales in the U.S. without certain factory modifications by Zotye, and notified Zotye of the same.  While we waited for a determination from Zotye as to whether they would be willing to make the necessary modifications to their SUV for sales in the U.S., we moved forward with an evaluation of the Zotye all-electric utility van (“ZUV”), and evaluated the possibility of marketing and selling the SUV, in its current configuration, in Central America, particularly Panama and Costa Rica.  In 2011 and 2012, we believe Zotye was evaluating the costs of making the necessary required modifications to the SUV, and members of our management and consultants made several trips to China and to the Zotye manufacturing facility.  During this time, we provided Zotye with several versions of a proposed new definitive agreement, but did not come to a mutual agreement with them on the terms.  Since this time in 2012 there have not been any material discussions with Zotye regarding the proposed amendments to the definitive agreement or terminating the existing agreement.  Per the LOI, all time and payments provisions were tolled.  As a result, for accounting purposes we elected to write-off the costs associated with the homologation of the SUV.  Additionally, in 2013, our provisional permit to import the SUV’s terminated resulting in us having to destroy the SUVs we had in our possession.  Due to the current status of the Zotye Agreement we do not consider this agreement to be a material agreement for us, but that could change if we re-enter negotiations with Zotye.

1 Homologation is the process by which a country approves a vehicle for sale in its territory.  Countries have different rules and regulations pertaining to the vehicles that are allowed on its roadways, generally regarding safety and crash resistance and these are collectively referred to by the term "homologation".  A vehicle cannot be sold in a country without meeting the homologation requirements for that country and vehicle.

In mid-2012, as a result of the lack of definitive timelines to complete the Zotye work, and not knowing whether Zotye would agree to the necessary modifications of its SUV in order to bring it into the U.S., we elected to modify our business plan so as to not be dependent upon one supplier, one product and only one segment of the new all-electric automotive industry, and instead to be involved in two areas of the industry: the import, testing and distribution of foreign and domestic manufactured Eco- friendly passenger vehicles (“Passenger Vehicles”), Municipal Transit Buses, School Buses, Limousines, and Airport and Hotel Shuttle Vans (collectively, “Mass-Transit Vehicles”), and the conversion of convention internal combustion engine driven vehicles into all-electric powered vehicles (“Conversion Vehicles”), with the medium term goal of becoming the first manufacturer of all-electric Mass-Transit Vehicles and  Conversion Vehicles.

Following the restructuring, our business plan was modified to focus on the import and distribution of Eco-friendly vehicles and we are presently planning to bring All-Electric and other Eco-friendly vehicles into the United States market.  We are currently involved in assessing a number of All-Electric and alternate fuel vehicles including an All-Electric Intra-City and Municipal Mass Transit Bus and School Bus, for introduction to the U.S. market, to be manufactured by our subsidiary, Newport Coach Works, Inc.

For the year ended December 31, 2011 and the nine months ended September 30, 2012, we had net losses of ($2,926,470) and ($857,363), respectively.  Due to our operating losses, we did not generate positive operating cash flows during these periods.  Our cash on hand as of September 30, 2012 was $57,003 and our monthly cash flow burn rate is approximately $35,000, excluding professional fees and consultants on an as needs basis.  As a result, we have significant short term cash needs.  These needs are being satisfied through proceeds from the sales of our securities.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.

Matter of Time Merger

On September 1, 2011, Green Automotive Company entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totaling $6,000, all in exchange for $30,000.  A copy of this agreement is attached hereto as Exhibit 10.16.

On February 10, 2012, Green Automotive Company entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, the transactions contemplated by the MOT Agreement closed (the “Closing”).  A copy of the MOT Agreement is attached hereto as Exhibit 10.5.  As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

Liberty Transaction

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately 8.19% of our outstanding voting control.  We also issued Mr. West and Mr. Hobday, the executives of LEC, a total of 300,000 shares of our Series A Preferred Stock in exchange for the non-competition provisions in their independent contractor agreements.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Liberty Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.  To date, all of the Series B Shares are still held by GAC Auto.

As a result of the Liberty Transaction, we acquired LEC, a company that designs and develops electric vehicle drive solutions for use in its own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production.  LEC’s engineers have invented innovative EV drive train technologies that can be employed in a wide variety of vehicle platforms.  LEC is also involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These programs include the prestigious “Deliver” project where LEC is working together with “tier one” automotive companies to develop a pure electric commercial vehicle, and the “Motore” project in which LEC has partnered with other “tier one” automotive companies and universities to develop a “rare earth” free electric motor technology.    Additionally, LEC has also created after sales support for EV’s, by providing a comprehensive aftermarket maintenance program throughout Europe for electric trucks and cars.

The LEC team consists of 13 individuals, who have an average of 15 years of experience, and combined have over 200 man years of experience, in the automotive industry and average 7 years of experience and combined have over 95 man years in the electric vehicle (EV) sector.  During these years the LEC personnel has designed, manufactured and maintained electric vehicles that have driven over 12,000,000 miles.  Our management believes the experience of LEC’s personnel in the EV sector provides us with an advantage in the sector because the EV sector is an emerging market and as such many people working in it are "new" with often little or no experience in the sector and are “learning on the job.”  The world’s first ground up electric truck of the modern era was designed by LEC’s team 7 or 8 years ago and as such their expertise in this field goes back further than most of our competitors.  LEC’s experience in EV platform design led to the launch of two technology demonstrator vehicles, known as the Liberty E-Range.  The Liberty E-Range is the world’s first pure electric, luxury 4x4 that has a range of 200 miles on a single charge – this is the upper end of the range that any current EV is able to achieve.  The vehicle has four electric motors, one for each wheel, and the world’s largest Lithium car battery, creating a drive train design that is truly unique.  The Liberty E-Range was built under one of a number of United Kingdom government sponsored programs initiated to test electric vehicles with this particular one called "Evadine". The vehicle design parameters were a range of 200 miles, a 0-60 mph time of around 7 seconds and top speed of 100 mph.  Results from the test program confirmed that the Liberty E-Range Rover vehicles met these design parameters. The Evadine program required the vehicles to be driven by "normal" drivers for extended periods (3 to 6 months) over a 24 month period.  They were driven on normal roads, at weekends and under driving conditions intended to test the vehicles in a variety of circumstances.  The results were captured by data loggers and the information was transmitted to Newcastle University which produced and shared the results amongst the Evadine participants.  The results were designed to help EV manufacturers improve the efficiency of their vehicles based on feedback on how they are used and driven. The test program for the Liberty E-Range was completed in July 2013 and the Evadine program has ended... Vehicles involved in the program included those from large manufacturers like Peugeot and Nissan, and also from smaller companies like Smiths, Avid and Liberty.  LEC had two E-Range Rovers in the program and the two Liberty E-Range demonstrator vehicles were driven as test vehicles for the approximately24 months of the program.    The end of the program coincided with the launch by Land Rover of their next generation model. As a result, the old generation model cannot be sold as anyone wanting to purchase a new electric Range Rover would want the new model.  The new Range Rover is lighter by some 400kg than the older model and we are currently evaluating the engineering required to convert this new vehicle to a pure electric version.  We are undertaking this evaluation on our own volition.  When this engineering evaluation is complete we will consider producing a prototype to evaluate market acceptance of its performance and price positioning

Due to its experience in EV technologies and in servicing EVs, LEC recently re-signed its agreement with Navistar, Inc., a large U.S. truck manufacturer, for the on-going support of electric vehicles run by its key clients in Europe.  LEC will continue to take care of all warranty support when required by these customers, all of whom run fleets of electric commercial vehicles across Europe.  Navistar’s customers include major companies such as FedEx, UPS and Veolia, who are using the first “ground up”2 electric trucks known as the “Modec”3 that were launched some 4 years ago for the purpose of making pollution free deliveries in urban areas.  Navistar represented approximately 100 % of LEC’s revenue from July 23, 2012 (the date we closed the acquisition with LEC) and September 30, 2012.

Newport Coachworks Transaction

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with diesel or compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding ($500,000) as discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter (the “NCWI Transaction”).  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, currently represent approximately 7.6% of our outstanding common stock.  This transaction closed on October 12, 2012.

Products and Services

In August 2009, prior to the Go Merger, Go entered into a Memorandum of Understanding with a subsidiary of  Zotye Holding Group, a Chinese automotive manufacturer (collectively, “Zotye”) which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Issuer and Zotye (the “Zotye Agreement”).  On July 20, 2010, the Zotye Agreement was amended and restated “between the Issuer and Yongkang Titan Imp. & Exp. Co., Ltd., a reported subsidiary of Zotye,” and then on December 21, 2010, the Zotye Agreement was further amended and restated between the Issuer and Zhejiang Titan Imp. & Exp. Co., Ltd., another reported Zotye subsidiary.

Following the Go Merger, and throughout the 2010 and 2011 fiscal years we devoted all of our resources to the homologation of the all-electric Zotye Sport Utility Vehicle (“SUV”) with the intent to import and distribute the SUV throughout the U.S. pursuant to the Zotye Agreement.  However, after taking several SUV’s through the required tests to comply with the standard safety benchmarks required by the U.S. Department of Transportation (“DOT”) and the U.S. Federal Motor Vehicle Safety Standards (“FMVSS”) to determine the safety and US marketability of the SUV, we elected to modify our business plan so as to not be dependent upon one supplier, one product and only one segment of the new all-electric automotive industry, and instead to be involved in two areas of the industry: the import, testing and distribution of foreign and domestic manufactured Eco- friendly passenger vehicles (“Passenger Vehicles”), Municipal Transit Buses, School Buses, Limousines, and Airport and Hotel Shuttle Vans (collectively, “Mass-Transit Vehicles”), and the conversion of conventional internal combustion engine driven vehicles into all-electric powered vehicles (“Conversion Vehicles”), with the medium term goal of becoming the first manufacturer of all-electric Mass-Transit Vehicles and  Conversion Vehicles.

2 "Ground-up" refers to vehicles that were initially designed and built as electric vehicles as opposed to the conversion of an existing vehicle that has an internal combustion engine converted to run with an electric motor.

3 “Modec” is the name of the Navistar “ground-up” electric truck in Europe. It is known by the name E-Star in the United States of America.

As a result, we currently consider ourselves a state-of-the-art niche vehicle design, engineering, manufacturing, and sales company, driving innovation in the use of cutting edge zero and low emission technologies.  We also provide a comprehensive after sales program with the intent of maximizing the life time value of clean transport solutions, primarily through its E-Care program, which sources replacement components from around the world at the best possible prices to enable the continued use of electric vehicles when replacement with manufacturer-sourced components would make it not cost effective to continue their use.  For example the battery pack in a Modec truck costs approximately $45,000 to replace with a new unit. LEC can refurbish the old battery pack providing a new lease on life for the vehicle for between $7,000 and $10,000.  LEC is believed to be the only company in the world offering this type of refurbishment program.  We believe with LEC and NCWI that we possess a portfolio of synergistic businesses that are active in three main market segments: advanced vehicle technology development, engineering & design with a focus on zero and low emission solutions; manufacturing and customization of vehicles for niche markets (with the potential to be converted into low emission or electric vehicles); and after sales support programs for electric or low emission vehicles including parts, servicing and repair.

As noted above, as a result of the Liberty Transaction, we acquired LEC, a company that designs and develops electric vehicle drive solutions for use in its own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production.  LEC’s engineers have invented, IP-protected, innovative EV drive train technologies that can be employed in a wide variety of vehicle platforms.  LEC is also involved in two significant advanced research programs for developing next generation electric vehicle (“EV”) solutions.   These two programs , the “Deliver” project and the “Motore” project, are grant-based programs created by the European Union to develop new technologies under the Seventh Framework Programme (FP7) initiative.  These projects pull together partners from various industries to create new technologies across a broad spectrum of uses.  The purpose behind the “Deliver: project is to create a next generation electric delivery van employing lightweight composite structures in a radical new design.  We consider the program to be prestigious because this FP7 project involves two major OEM's - VAG (Volkswagen Audi group - the third largest car manufacturer in the world) and Fiat (owners of Chrysler), while FP7 programs typically do not involve large OEMs.  The second project in which we are involved, the Motore project, has the purpose of creating a new type of electric motor which avoids the use of rare earth metals.  Currently, rare earth metals are a compulsory component of electric motors - the vast majority of which come from China, and China has been raising the prices and limiting supply for some years. This increases the price of motors for the rest of the world while providing China with an unfair competitive advantage. The goal of the “Motore” project is to be able to create the same power from an electric motor without using these rare earth metals.

LEC’s subsidiary, LEC2 Limited, has two operating subsidiaries:  Liberty E-Tech and Liberty E-Care.

Liberty E-Tech provides support to Electric Vehicle manufacturers. Liberty E-Tech’s “know how” covers all electric vehicle development phases from the initial feasibility studies to electric vehicle design and concept, prototype build, pre-production tests and validation including full homologation to all international standards for passenger electric cars and commercial electric vehicles. Liberty E-Tech’s core competencies include:

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Systems specification and integration: Functional specification of vehicle systems, using unified modelling language (UML), and systems modelling language (SysML) to promote the generation of bug-free and unambiguous requirements.

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Diagnosis specification of vehicle systems, based on unified diagnostic services (ISO 14229 -1:2006) and unified diagnostic services over controller area networks (ISO 15765-X:2004)

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Vehicle architecture design, using controller area network buses (CAN buses, ISO11898), and local interconnect network sub-bus (LIN sub-bus)

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Simulation of electronic circuits

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Vehicle System Design Specification

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Design and DFMEA

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Full Prototype build and testing

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DVP, Test & Validation

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Support and planning of type approval / homologation activities

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IPR registry

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Assistance with Grant applications for early stage research and development work right up to full prototype evaluation and testing.

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System safety analysis expertise in: Potential failure modes and effects analysis for design and system level (D-FMEA and S-FMEA), to AIAG process including boundary identification and documentation, functional breakdown, block diagrams, interface diagrams, parameter diagrams (P-diagrams), Screen plots for targeting of RPNs after identification of critical and significant characteristics, functional hazard analysis.

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Diagnostics system specification for manufacturing systems, including SQL database tie-ins to production systems to accommodate product options and for storage of results in the main production management system.

The company is currently working on:

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Bug e, an Electric sports vehicle solution aimed at the younger market providing fun and safety in the spirit of the “Beach Buggy”;

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Next generation pure electric delivery truck in the 3.5t to 7.5t GVW category (Deliver Project)

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Developing new non-rare earth Electric motors (Motore project)

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Taxi conversion program for London

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Jeep J8 conversion program

Liberty E-Care provides a full package of after sales services for all types of electric vehicles.

The Liberty E-Care team was created from the merger of the Liberty Electric Car support team and the Modec Service operation.  Liberty E-Care operates a membership support programme called “The Club”.  For an annual membership fee, the owner of an electric vehicle can access our highly skilled operators via a telephone hotline, receive software updates as and when required, and, in the case of an intervention, avoid paying a call out fee.  The Liberty E-Care team is both field based and site based, thus intervention can take place at the owner’s location reducing down time.

Liberty E – Care is staffed by skilled EV technicians with years of experience, capable of diagnosing and repairing everything on an EV from the battery to the motors, from the software to the traction controllers.

As a result of the NCWI Transaction, through our wholly-owned subsidiary, NCWI, we are involved in bus and limousine manufacturing.  Currently, NCWI’s primary business is that of a “final stage manufacturer” such that it purchases chassis cabs from vehicle manufacturers (such as Freightliner and Ford) and then completes the bus to NCWI’s specifications and those of its end customers.  Eventually, if NCWI progresses to manufacturing electric shuttle buses, as is the plan, it will build those vehicles from the “ground up” and will not just be a “final stage manufacturer”.  NCWI’s new manufacturing facility is based in California where it should have the capacity to produce in excess of 500 buses annually.4  In order to operate the facility at full capacity, NCWI will need the orders to manufacture buses at its facility, the necessary funding to build 500 buses, and the appropriate personnel.  Based on Mr. Read’s experience, the estimated cost to manufacture 500 buses a year is approximately $500,000 to $750,000 and will require approximately 75-100 people working two shifts.  Currently, NCWI has two employees and ten independent contractors it is currently utilizing for bus manufacturing.  As the manufacturing increases additional personnel will be required, which NCWI believes it will be able to hire from funds provided by Green Automotive Company and/or from the sales of its manufactured buses.  As personnel are needed on a more full time basis, NCWI eventually plans to hire such personnel as employees and not as independent contractors.  NCWI is run by its President, Carter Read, who has over 29 years of experience in bus and limo manufacturing, and ran Tiffany Coachworks as its President for 23 years.  During this time he developed over 9 models of buses ranging from 11500 lb GVW to 33000 lb GVW.  Due to the this experience, although NCWI is a newly formed entity, it was able

4 The manufacturing facility currently leased by NCWI for manufacturing and assembling buses is approximately 20,000 sq. ft.  NCWI also has a glass shop approximately 2 miles away from the primary manufacturing facility, which manufactures fiberglass parts, (side panels, front cap, back cap, roof, etc..) along with are vacuformed components, (window panels, headliners etc.).  The primary facility has six 20' x 18' ground level doors.  Based on Mr. Read’s experience, with proper tooling and jigs NCWI can manufacture over 500 buses per year based on the size of the current facilities.

to sign a definitive distribution agreement for the manufacturing of buses over a two year period with Don Brown Bus Sales, Inc., one of North America’s leading bus distributors. NCWI should begin delivering units to Don Brown Bus Sales, Inc. in the Spring of 2013.  Under the agreement, NCWI will provide a range of diesel and CNG-powered buses in the 12,500lb GVW to 33,000lb GVW range to customers of Don Brown Bus Sales, Inc.  As a newly-formed entity, NCWI’s current plan of operation is to manufacture buses for Don Brown Bus Sales, Inc., under its agreement with Don Brown Bus Sales, utilizing the funding to be provided by First Market Services under NCWI’s agreement until sufficient cash flow is generated from the sales to Don Brown.  As noted above, through December 31, 2012, NCWI had received approximately $125,000 in funding, has leased a new manufacturing facility and is currently in the process of manufacturing buses.  In this early stage of development any decrease in its funding could cause NCWI to not be able to meet its manufacturing obligations for Don Brown Bus Sales, Inc. under the agreement, which would be very detrimental to its business.  NCWI currently forecasts the need for an additional $100,000 prior to being able to complete its first buses for Don Brown and we believe we will be able to raise this money through First Market Services as they are contractually bound to provide this or through the sales of securities to other third parties.  NCWI currently projects the primary milestones to be achieved between now and the delivery of its first bus to Don Brown Bus Sales are as follows: (1) manufacture the molds for F550 and Freightliner based buses, (2) purchase five Axis CNC machines for milling and cutting 3-dimensional parts, (3) purchase of spray booth and oven for the painting of finished buses to the highest standard, (4) development and deployment of injection molding technique for panel production, (5) creation of a sewing department with the necessary skilled staff and equipment to complete interiors for Limo buses, (6) achieving highway certification for completed buses.

Under the agreement with Don Brown Bus Sales, NCWI had an initial order to manufacture 288 buses between December 2012 and December 2014.  Under an additional order received on or about January 21, 2013, Don Brown Bus Sales has increased its total order to 432 buses over the same period.

In order to manufacture electric commercial vehicles, we will need certain critical components, including, but not limited to motors, controllers, and the electric batteries.  Where we manufacture electric buses and commercial vehicles in America, we will be aiming to source as many components in the U.S. market as possible. For the motors, we should be able to purchase them from one or more of several U.S.-based motor suppliers (e.g. UQM, HPEV).  We should be able to purchase the necessary controllers from Curtis.  Regarding the batteries, the cells to make the electric batteries can come from a variety of cell manufacturers, such as Dow Kokam, Johnson Controls, Valence and other emerging cell manufacturers.  We plan for the battery assembly to be done either in house or by Voltronix an American company based in California.   We do not currently have any agreements or arrangements in place with these suppliers, but do not believe we will have any issues in purchasing the critical components as the need arises.

Recently, NCWI initiated a collaborative project to develop a range of electric buses for the North American market with our other acquisition, LEC, utilizing the proprietary electric drive train technology from LEC and combining it with the bus designs of NCWI.  The aim is to provide clean and quiet buses for the North American market – ones that provide a cost effective solution for operators and improve passenger comfort dramatically.  The parameters for electric bus performance have been already set, including, distance; charging times; speed and acceleration; across a range of buses from 11,500lb GVW through to 33,000lb GVW. This should cover the most popular segments in the shuttle and school bus markets.  We believe advances in the technology for electric vehicles should see NCWI launch electric buses with the ability to charge their batteries up to 80% in just 30 minutes.  This short charging time would provide operators with the opportunity to drive much greater distances during the working day.

Regarding being able to charge batteries up to 80% in only 30 minutes, 380v 3 phase fast chargers are battery chargers that are now available and being deployed by major vehicle manufacturers. Tesla, for example, has started to deploy these fast chargers along major routes in America to make it possible to charge their cars while completing long distance trips. The roll out of these chargers will allow all electric vehicles to charge "quickly". The stated "norm" is 80% of the batteries capacity in 30 minutes or less. Nissan (Leaf), Tesla, Renault (Zoe and other models), all allow the use of these fast chargers (where available) to provide such a fast charge cycle.  For trucks and buses that return to the same points in their journey each day, these fast chargers will allow a very quick battery top up providing greater use / range during the working day.  The timeline for us to be able to leverage this new technology is by approximately September or October 2013.  Since the technology we will deploy is based on a design of an electric drive train already developed by Liberty we anticipate we can deploy vehicle components able to capitalize on these new fast chargers much more quickly than normal.

Industry Overview

We operate in the automotive industry sector, with a presence in design, development, engineering, and manufacturing with a focus on green technologies for niche vehicles.  Although our acquisitions of LEC and NCWI are recent, we believe the businesses are complementary.  For example, LEC designs EV drive trains provides aftermarket support for EVs, while NCWI builds buses which will include the EV drive train from LEC to make an electric bus range, and eventually LEC’s aftermarket program will support the vehicles after they are sold.  Our goal is to have these businesses operate synergistically and support one another through their strengths and experience.

The industry is dominated by large OEM’s who require large annual volumes to keep their plants working efficiently (in excess of 10,000 units per month) and thus leave low volume requirements to specialist manufacturers (usually in the order of <1,000 per month). The economies of scale necessary for the large OEM’s to achieve break even, preclude the production of these lower volumes.  The large OEM’s also buy technological development from outside their core business (which is manufacturing and marketing), primarily from design and development companies, particularly those in the emerging technology area of EV drive trains provide a significant input into the development of OEM product for large automobile companies.  These companies are known as second or third tier suppliers.  In addition, due to the much lower sale numbers large OEMs typically do not venture into these areas of specialized vehicles, and, as a result, there is a market for niche vehicle manufacturers producing anything from military vehicles through to buses, coaches, limousines, taxis and emergency service products. These specialist companies have faced pressure to produce products with zero or low exhaust emissions in order to meet both customer and authority demands and regulations related to the environment.

Our management believes the supply chain for electric vehicle components necessary to manufacture EVs is well established since the majority of electric motors are derivatives of existing motors deployed for other purposes (e.g. trains, fork lifts, aerial lifts, etc.).  The controllers for these vehicles and motors have been around for some time and are also used in other similar industries.  Although the battery technology based on Lithium is fairly new and American cell manufacturers have had a difficult time refining the technology, Chinese manufacturers have had a great deal of success.  Our ability to be energy storage-type agnostic is one of our competitive advantages.  We have vehicles with lead acid batteries (which have been around for over 50 years), Lithium or various chemistry types and have also explored fuel cell technology.  The niche vehicle market for EV's is emerging, but the niches are the same for internal combustion engine vehicles - they are the sectors where the volume is too low for a major OEM to be able to survive economically.  For example, vehicles that typically fall in this category are ambulances, buses, taxis, agricultural vehicles, fire engines, limousines, funeral cars, airport vehicles, military vehicles, pumping vehicles, vehicles for mines, vehicles for theme parks, and forestry vehicles. In all of these categories and more, there are small, niche vehicle manufacturers servicing those industries, but they are now under pressure to do so in an environmentally clean way.  We believe the unique drive train technology Liberty created initially in the E-Range Rover and which is now being combined with the Modec truck drive train to create a proprietary EV solution for niche markets, will enable us to create a successful business in the sectors we choose to enter (starting with EV buses).  We will also be able to offer this technology to existing niche vehicle manufacturers looking for EV drive train solutions for their existing products (we have two projects under evaluation in this category now, one for a military deployment and one in a taxi).

Continued adoption of more stringent environmental legislation, particularly reducing exhaust and pollutant emissions will be a key industry driver.  Developing and deploying low and zero emission drive trains for transport will be the fastest growing sector of the automotive industry for the foreseeable future (Frost and Sullivan 2011).

Competition

The EV industry is very competitive.  Competition ranges from other EV companies and products to other alternative fuel options such as Hydrogen fuel cells.  The majority of the major automobile companies throughout the world have multiple hybrid models as part of their fleet.  Our focus on low volume niche vehicle markets reduces the number of competitors we face. Our primary competitors in the EV drive train development industry are: Zytec, AMPD, and Siemens. In the Shuttle bus market, we face a number of competitors in the traditional fuel sector, including Tiffany and Krystal.  However, in the EV shuttle bus market we expect to be one of the first to market in the USA due to our belief that most of our competitors are targeting larger shuttle buses (circa 50 passengers) where we are targeting buses  in the 15 to 20 passenger range.  Some of these companies have greater resources than we do.

Additionally, we face competition from non-EV vehicles, such as those powered by petroleum diesel and CNG.  For the gasoline-powered vehicles the competition is from very large companies, such as Ford, General Motors, etc.  For the other types of alternative-powered vehicles, such as CNG, the larger companies include Cummins and Freightliner.

Intellectual Property

As a result of our operations and the Liberty and Newport Coachworks Transactions, we have various patents, trademarks and other intellectual property rights.  Specifically, Liberty logo (the bird) is registered under US and EU law (85042628 US, 009115239 EU); the web addresses:

www.liberty-ecars.com, www.newportcoachworks.com and

www.thegreenautomotivecompany.com are registered, and the following technology patent: 1102200.1 removable generators.

Government Approvals and Regulations

We and our subsidiaries are subject to the same general laws and regulations that govern any company with employees, including, but not limited to, federal and state labor codes that govern employees (including wage and hour laws and health and safety codes), federal and state environmental codes governing compliance with environmental regulations, and state corporate governance statutes.

In addition, our subsidiaries LEC and NCWI are subject to specific regulations based on the industries in which they operate.  Specifically, related to LEC, it needs to comply with legislation regarding the disposal of EV batteries which it does by using a licensed recycling facility in France or Belgium. It complies with all Health and Safety legislation in relation to work on EV's and it complies with those regulations that relate to the homologation and certification of road vehicles where required.  Goingreen complies with the regulations for the provision of consumer credit, registration of road vehicles, repair and maintenance of electric vehicles, disposal of scrap vehicles, and testing of vehicles for use on the public roads.

Specifically, related to NCWI, it is a final-stage manufacturer.  It finishes incomplete chassis cabs purchased from various manufactures of the chassis cabs (i.e. Freightliner and Ford).  As a final-stage manufacturer, NCWI must comply with Canada and U.S. Motor Vehicle Safety Standards (C/FVMSS) for final-stage manufacturers, which are regulations set by the Department of Transportation (“DOT”) that govern motor vehicle manufacturers that modify existing, approved motor vehicle designs.  Since NCWI takes incomplete chassis cabs from the original manufacturers of the chassis cabs, NCWI must comply with DOT’s regulations governing motor vehicle manufacturers (primarily safety standards) and then complete and file engineering reports with the DOT.  Under the DOT’s regulations, NCWI files an initial compliance report regarding its compliance or non-compliance with DOT’s regulations and then, for those companies that receive satisfactory scores on their initial reports, they must keep, internally, quarterly updates regarding the company’s compliance with the regulations, which internal reports must be turned over to DOT upon request.

Additionally, advertising, marketing, and sales of vehicles, of which EVs are a sub set,  are subject to various regulations in markets around the world.

Regulatory decisions and changes in the legal and regulatory environment could change our costs, both positively and negatively, and the potential liabilities associated with our business or impact our business activities.

Research and Development Activities

We will continue to be engaged in extensive research and development activities.  These activities will require a substantial amount of working capital and time.

At the Green Automotive Company parent company level, we are involved in research to identify new market opportunities for North America, Europe and the rest of the world. The focus is on the deployment of low emission technology for niche vehicles in either our own platforms or those of other companies wanting to build low or zero emission transport solutions.

Our subsidiary, LEC, is involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These programs include the prestigious “Deliver” project where LEC is working together with OEM’s and “tier one” automotive companies to develop a pure electric commercial vehicle, and the “Motore” project in which LEC has partnered with other “tier one” automotive companies and universities to develop a “rare earth” free electric motor technology.  During the fiscal years ended 2011 and 2010, LEC spent approximately $741,744 and $1,394,107, respectively, on research and development.

NCWI, another of our subsidiaries, is involved in the development of next generation fossil fuel powered shuttle buses, and electric variants of a range of shuttle buses targeting the airport, hotel and school markets.

Our research and development for 2012 was approximately $55,000 and is expected to be approximately $500,000 for 2013.  We expect most of our research and development to be associated with NCWI’s development of the electric bus and for the funding for such research and development to be from the sales our internal engine buses as well as sales of our securities to both First Market Services, as well as others.  The timeline for the development and manufacturing of buses by NCWI is detailed above.

Compliance with Environmental Laws

Liberty is in compliance with all environmental requirements at its technology centre in Coventry England, which requirements primarily relate to the disposal of waste (including hazardous waste).

Regarding our operations with Newport Coachworks, it complies with all environmental requirements, which also relate largely to the disposal of waste.

Employees

Our parent company, Green Automotive Company, does not currently have any employees.  Currently all of Green Automotive Company’s officers are independent contractors.  We believe that our relationship with our staff is good.  Liberty Electric Cars Ltd., our wholly-owned subsidiary, currently employs approximately 40 individuals, and Newport Coachworks, Inc., another wholly-owned subsidiary, currently employs two individuals.  We are not aware of any issues with the employees of our subsidiaries.

Description of Property

Currently, Green Automotive Company lease executive offices at 23 Corporate Plaza Suite 150,  Newport Beach, CA 92660.  Our rent is currently $400 per month and the space is approximately 400 square feet.

Our subsidiary, Newport Coachworks, Inc., leases an industrial manufacturing facility located at 5495 Wilson Avenue, Jurupa Valley Riverside California.  The space is approximately 19,950 square feet and is located on approximately 51,400 square foot lot.  The lease for this facility commenced February 1, 2013 with first month free and runs until February 28, 2018.  The rent is $5,785.50 per month in the first year rising to $6,583.50 in the fifth year.

For our Liberty subsidiary, LEC2 Limited, a 100% owned subsidiary of Liberty Electric Cars Limited, and the business in which Liberty E-Tech and E-Care reside, entered into an eight year contract for new premises in to which it relocated in January 2012. The facilities are based at Unit A Quinn Close, Seven Stars Industrial Estate, Coventry, United Kingdom and total approximately 6,200 square feet and will cost $8.80 per square foot. We have secured a first year reduction to $4.40 a square foot. As a result LEC’s rent for the first year is $27,280 and $54,560 for each of the remaining years.

JOBS Act Disclosure

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law.  The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

     (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

     (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

     (iii) the company's issuance of more than $1 billion in

     nonconvertible debt in the prior three-year period, or

     (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions.  The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings.  Those exemptions that impact the Company are discussed below.

Financial Disclosure.  The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

     (i) audited financial statements required for only two fiscal years;

     (ii) selected financial data required for only the fiscal years that were audited;

     (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies.  The Company is a smaller reporting company.  Currently, a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act.  The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement.  The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision.  In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period.   Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable.  The Company has elected not to opt out of the transition period.

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934.  Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

Our Internet website address is http://www.thegreenautomotivecompany.com

RISK FACTORS

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, have a limited operating history.  We may not successfully address these risks and uncertainties or successfully market our existing and new products.  If we fail to do so, it could materially harm our business and impair the value of our common stock.  Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate.  To date we have limited revenues, all from our wholly-owned subsidiary, LEC, and currently our future revenues are dependent upon our ability to develop and market our EV plans and operations.  For the nine months ended September 30, 2012, we incurred a net loss and on September 30, 2012 had cash on hand of $57,104, while our monthly cash flow burn rate was approximately $48,000, excluding professional fees and consultants on an as needs basis.  As a result, we have significant short term cash needs.  These needs are currently being satisfied through proceeds from the sales of our securities.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.  As a result, if we are not successful in continuing to raise money from the sale of our securities, we likely would not be able to continue as a going concern.  Unanticipated problems, expenses, and delays are frequently encountered in establishing a presence in the EV market.  These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing.  The failure by us to address satisfactorily any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations.  No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have only generated limited revenues and we have minimal cash liquidity or capital resources.  Our future capital requirements will depend on many factors, including our ability to develop our intellectual property, our ability to generate positive cash flow from operations, and the effect of competing market developments.  We will need additional capital in the near future.  Any equity financings will result in dilution to our then-existing stockholders.  Sources of debt financing may result in high interest expense.  Any financing, if available, may be on terms deemed unfavorable.

If we are unable to meet our future capital needs, we may be required to reduce or curtail operations.

To date, we have relied on funding from investors to fund operations, and we have generated limited revenue.  We have limited cash liquidity and capital resources.  Our future capital requirements will depend on many factors, including our ability to market our products successfully, our ability to generate positive cash flow from operations, and our ability to obtain financing in the capital markets.  Our management currently estimates we will need approximately $2 million to implement our business plan over the twelve months, roughly calculated as follows: Group Forecast losses of $1,040,000 (excluding adjustments for derivatives and options), research and development of $500,000, capital expenditures of $300,000, and working capital of $160,000.  Our business plan requires substantial additional funding beyond our anticipated cash flow from operations.  Although we currently have the FMS Stock Agreement in place, we have no other specific plans or arrangements for other financing and we intend to raise funds through private placements, public offerings, or other financings.  Any equity financings would result in dilution to our then-existing stockholders.  Sources of debt financing may result in higher interest expense and may expose us to liquidity problems.  Any financing, if available, may be on terms deemed unfavorable.  If adequate funds are not obtained, we may be required to reduce or curtail operations.

Our revenue is highly concentrated among a small number of customers, and our results of operations could be harmed if we lose a key revenue source and fail to replace it.

As of September 30, 2012, our overall revenue was highly concentrated, with one customer, Navistar, Inc., accounting for all of our revenue. Post-September 30, 2012, our revenue is derived from two customers, Navistar under the agreement with LEC, and Don Brown Bus Sales, Inc. under its agreement with Newport Coachworks, Inc.  As a result, if we were to lose the Navistar contract or the Don Brown Bus Sales contract, it would have a material, adverse effect on our business and we would be forced to significantly curtail our operations.

If we are not successful raising money through the sale of equity and/or loans we will not be able to perform our obligations under our agreement with Don Brown Bus Sales, Inc., which could cause us significant financial harm.

In order to perform our obligations under our agreement with Don Brown Bus Sales, Inc. we must raise significant funding.  Our management estimates we will need to raise approximately $500,000 in order to fully perform our obligations under the agreement.  There is a risk that if we are not able to raise sufficient funding to increase production in order to meet demand from Don Brown Bus Sales then Don Brown Bus Sales might reduce its order and/or place orders intended for us with other suppliers.  If either of these were to occur it would cause us significant harm and we would be forced to drastically reduce our operations.

Our participation in government grant-based research programs can cause a delay in us getting paid for our work and a delay in our ability to recognize the revenue from such programs.

LEC is involved in two significant advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These two programs, the “Deliver” project and the “Motore” project, are grant-based programs created by the European Union to develop new technologies under the Seventh Framework Programme (FP7) initiative.  When involved in government-backed research programs there is a risk that payment for the work done under such programs will not be received until after the work has been completed, causing us to pay for such work up front and in advance of receiving payment.  Additionally, due to accounting regulations we may not be able to recognize the revenue received under such programs until the programs are completed, even if we receive progress payments in the middle of the programs.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2011 have been prepared under the assumption that we will continue as a going concern for the next twelve months.  Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our need to obtain additional financing and expressing substantial doubt in our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so.  However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.  Additionally, the mere mention by our independent registered public accounting firm that there is substantial doubt regarding our ability to continue as a going concern may make it more difficult to raise funds, which we must do in order to continue with our current business plans.

If we are unable to attract and retain key personnel, we may not be able to compete effectively in our market.

Our success will depend, in part, on our ability to attract and retain key management, both including and beyond what we have today.  The EV market is a specialized industry and having personnel experienced in the market is critical to our success.  In addition to the personnel we have in place now, we will attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas.  Our inability to retain staff and to attract and retain sufficient additional employees, and the requisite information technology, engineering, and technical support resources, could have a material adverse effect on our business, financial condition, results of operations, and cash flows.  The loss of key personnel could limit our ability to develop and market our products.

Competition could have a material adverse effect on our business.

The EV industry is a highly competitive industry and the products that we have an interest in may not compete well in the marketplace, which could cause our revenues to be less than expected, and/or may cause us to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.  We also face competition from traditional automobile manufacturers, like Ford and General Motors, which are significantly larger than we are and their entry into the EV market could adversely affect our business.

An increase in government regulations could have a material adverse effect on our business.

The U.S. and certain other countries in which we operate impose certain federal and state or provincial regulations.  New or revised regulations or increased licensing fees, requirements, or taxes could also have a material adverse effect on our financial condition or results of operations.

Our international operations pose various risks, including currency risks, which may adversely affect our operating results and net income.

Certain of our operations, primarily those conducted through our wholly-owned subsidiary, Liberty Electric Cars Ltd., are conducted outside of the United States.  Some of these risks, such as the time difference, we believe are easily mitigated through technology and the willingness of our management to work hours that are outside the typically working day, but other of the risks, such as volatility in currency exchange rates and our ability to effectively manage our currency transaction and translation risks, pose greater challenges.  In general, we conduct our business, earn revenue and incur costs in the local currency of the countries in which we operate.  As a result, our international operations present risks from currency exchange rate fluctuations. The financial condition and results of operations of each of our foreign operating subsidiaries are reported in the relevant local currency and then translated to U.S. dollars at the applicable currency exchange rate for inclusion in our combined consolidated financial statements.  We do not manage our foreign currency exposure in a manner that would eliminate the effects of changes in foreign exchange rates.  Therefore, changes in exchange rates between these foreign currencies and the U.S. dollar will affect the recorded levels of our foreign assets and liabilities, as well as our revenues, cost of goods sold, and operating margins, and could result in exchange losses in any given reporting period.

In the future, we may not benefit from favorable exchange rate translation effects, and unfavorable exchange rate translation effects may harm our operating results.  In addition to currency translation risks, we incur currency transaction risks whenever we enter into either a purchase or a sale transaction using a different currency from the currency in which we receive revenues.  In such cases we may suffer an exchange loss because we do not currently engage in currency swaps or other currency hedging strategies to address this risk.

Given the volatility of exchange rates, we can give no assurance that we will be able to effectively manage our currency transaction and/or translation risks or that any volatility in currency exchange rates will not have an adverse affect on our results of operations.

Due to our election not to opt out of certain extended transition periods under the JOBS Act, our financial statements may be difficult or impossible to compare and contrast against other public companies that have elected to opt out of the transition periods.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC.  We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company.  This may make comparison of our financial statements with any other public company that is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness, and value of our intellectual property and technology.  To protect our proprietary rights, we will rely on a combination of patent, copyright, and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•

Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;

•

Issued patents may not provide us with any competitive advantages;

•

Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

•

Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to, those we develop; or

•

Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may be forced to litigate to defend our intellectual property rights or to defend against claims by third parties against us relating to intellectual property rights.

We may be forced to litigate to enforce or defend our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of other parties’ proprietary rights.  Any such litigation could be very costly and could distract our management from focusing on operating our business.  The existence and/or outcome of any such litigation could harm our business.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short period of time.  The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel.  We intend to retain additional personnel in order to manage our expected growth and expansion.  Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Our future research and development projects may not be successful.

The successful development of EV products and services can be affected by many factors.  Products that appear to be promising at their early phases of research and development may fail to be commercialized for various reasons, including the failure to commercialize the product.  In addition, the research and development cycle for new products is long.

There is no assurance that all of our future research and development projects will be successful or completed within the anticipated time frame or budget or that we will receive the necessary approvals from relevant authorities for the production of these newly developed products, or that these newly developed products will achieve commercial success.  Even if such products can be successfully commercialized, they may not achieve the level of market acceptance that we expect.

Any products we develop, acquire, or invest in may not achieve or maintain widespread market acceptance.

The success of any products we develop, acquire, or invest in will be highly dependent on market acceptance.  We believe that market acceptance of any products will depend on many factors, including, but not limited to:

•

the perceived advantages of our products over competing products and the availability and success of competing products;

•

the effectiveness of our sales and marketing efforts;

•

our product pricing and cost effectiveness; and

•

publicity concerning our products, product candidates, or competing products.

If our products fail to achieve or maintain market acceptance, or if new products are introduced by others that are more favorably received than our products, are more cost effective, or otherwise render our products obsolete, we may experience a decline in demand for our products.  If we are unable to market and sell any products we develop successfully, our business, financial condition, results of operations, and future growth would be adversely affected.

Developments by competitors may render our products or technologies obsolete or non-competitive.

The EV industry is intensely competitive and subject to rapid and significant technological changes.  A large number of companies are pursuing the development of EV products and services for markets that we are targeting.  We face competition from companies in the United States and other countries.  In addition, companies pursuing different but related fields represent substantial competition.  Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer EV development history in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.  These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures, or other collaborations.

If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls over financial reporting, we may not be able to report our financial results accurately or timely or to detect fraud, which could have a material adverse effect on our business.

An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud.  We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting.  Based on these evaluations, we may conclude that enhancements, modifications, or changes to internal controls are necessary or desirable.  While management evaluates the effectiveness of our internal controls on a regular basis, these controls may not always be effective.  There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment.  In addition, control procedures are designed to reduce rather than eliminate business risks.  If we fail to maintain an effective system of internal controls, or if management or our independent registered public accounting firm discovers material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, which could have a material adverse effect on our business, including subjecting us to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission.  Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop.  This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all.  Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in patents or other intellectual property rights; and developments in our relationships with our customers and suppliers.  Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our common stock is traded on the OTCQB-tier of OTC Markets, which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently traded on the OTCQB-tier of OTC Markets and we may attempt to move to the OTC Bulletin Board in the near future.  Broker-dealers often decline to trade in OTC Markets’ stocks given that the market for such securities is often limited, the stocks are often more volatile, and the risk to investors is often greater.  In addition, OTC Markets’ stocks are often not eligible to be purchased by mutual funds and other institutional investors.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.

The cyclical nature of automotive sales and production can adversely affect our business.

Our business is directly related to automotive vehicle production and subsequent automotive sales by our customers.  Automotive sales and production are highly cyclical and, in addition to general economic conditions, also depend on other factors, such as consumer confidence and consumer preferences.  In addition, automotive sales and production can be affected by labor relations issues, regulatory requirements, trade agreements, the availability of consumer financing and other factors.  Economic declines that result in a significant reduction in automotive sales and production by our customers have in the past had, and may in the future have, an adverse effect on our business, results of operations and financial condition.

In recent years, due to the global economic downturn that started in 2008, overall sales for commercial vehicles have decreased from where they were prior to 2008.  This overall decrease has had an impact on the demand for electric and alternative fuel commercial vehicles.  Our ability to be profitable depends in part on the varying conditions in the truck, bus and  mid-range diesel engine markets, which are subject to cycles in the overall business environment and are particularly sensitive to the industrial sector, which generates a significant portion of the freight tonnage hauled. Truck and engine demand is also dependent on general economic conditions, interest rate levels and fuel costs, among other external factors.

Our sales are also affected by inventory levels and OEMs’ production levels.  We cannot predict when OEMs will decide to increase or decrease inventory levels or whether new inventory levels will approximate historical inventory levels. Uncertainty and other unexpected fluctuations could have a material adverse effect on our business and financial condition.

We plan to operate in the highly competitive North American truck market.

The North American truck market in which we plan to operate is highly competitive. The intensity of this competition, which is expected to continue, results in price discounting and margin pressures throughout the industry and will adversely affect our ability to increase or maintain vehicle prices.  Many of our competitors have greater financial resources, which may place us at a competitive disadvantage in responding to substantial industry changes, such as changes in governmental regulations that require major additional capital expenditures. In addition, certain of our competitors may have lower overall labor costs.

Prolonged economic downturn or economic uncertainty could adversely affect our business and cause us to require additional sources of financing, which may not be available.

Our sensitivity to economic cycles and any related fluctuation in the businesses of our customers or potential customers may have a material adverse effect on our financial condition, results of operations or cash flows.  If global economic conditions deteriorate or economic uncertainty increases, our customers and potential customers may experience deterioration of their businesses, which may result in the delay or cancellation of plans to purchase our products.  If vehicle production were to remain at low levels for an extended period of time or if cash losses for customer defaults rise, our cash flow could be adversely impacted, which could result in our needing to seek additional financing to continue our operations.  There can be no assurance that we would be able to secure such financing on terms acceptable to us, or at all.

Any changes in consumer credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of consumer credit and increases in consumer borrowing costs have negatively impacted global automotive sales and resulted in lower production volumes in the past.  Substantial declines in automotive sales and production by our customers due to end users reducing demand for new vehicles based on declines in consumer credit availability or increases in the cost of borrowing could have a material adverse effect on our business, results of operations and financial condition.

A drop in the market share and changes in product mix offered by our customers can impact our revenues.

We are dependent on the continued growth, viability and financial stability of our customers. Our customers generally are OEMs in the automotive industry. This industry is subject to rapid technological change, vigorous competition, short product life cycles and cyclical and reduced consumer demand patterns.  When our customers are adversely affected by these factors, we may be similarly affected to the extent that our customers reduce the volume of orders for our products.  As a result of changes impacting our customers, sales mix can shift which may have either favorable or unfavorable impact on revenue and could include shifts in regional growth, shifts in OEM sales demand, as well as shifts in consumer demand related to vehicle segment purchases and content penetration.  For instance, a shift in sales demand favoring a particular OEM’s vehicle model for which we do not have a supply contract may negatively impact our revenue. A shift in regional sales demand toward certain markets could favorably impact the sales of those of our customers that have a large market share in those regions, which in turn would be expected to have a favorable impact on our revenue.

The mix of vehicle offerings by our OEM customers also impacts our sales.  A decrease in consumer demand for specific types of vehicles where we have traditionally provided significant content could have a significant effect on our business and financial condition.  Our sales of products in the regions in which our customers operate also depend on the success of these customers in those regions.

Any slowdown in the development of the infrastructure for electric vehicles would negatively affect our business.

The EV sector is reliant on the build-out of 'infrastructure'; which primarily means recharging facilities for EVs.  Typically a recharging facility for an EV is a post in the ground, similar to a street-side parking meter, where an EV can be plugged in to be recharged.  The development of recharging facilities for EVs is primarily the responsibility of the private sector.  Any slowdown in the development of this infrastructure could decrease sales of EVs, which would negatively impact our business.

Any increase in the costs of materials necessary for electric vehicles would have a negative impact on our business.

The most expensive elements of an EV are the energy storage technologies - most typically Lithium polymer-based electricity storage cells which make up the battery in an EV. Any increase in the costs of these materials would increase our cost of doing business, as well increase the costs of EVs to end consumers, thereby slowing sales, which would negatively impact our business.

The use of Lithium polymer-based electric storage cells in the batteries of electric vehicles comes with various risks, any of which could have a severe negative impact on our business.

We use Lithium polymer-based electric storage cells in the batteries of our electric vehicles.  While all batteries have certain inherent risks, Lithium polymer-based storage cells have certain, specific risks.  If any of the following were to occur with the batteries in one of our vehicles, it could have a severe, negative impact on our business:

•

Overcharging a Lithium polymer-based battery can cause an explosion or fire.

•

Lithium polymer-specific chargers are required in order to avoid fire and explosion.

•

Explosions can also occur if the battery is short-circuited, as tremendous current passes through the cell in an instant.

•

While charging the lithium polymer batteries, the individual cells in the pack should be charged evenly. For this purpose, the cells are to be charged with special chargers. This entails special care while charging the batteries in addition to incurring expenses on procuring the chargers specific to lithium polymer batteries.

Any decrease in the favorable government incentives given to companies in the EV industry, and to consumers and businesses that purchase EVs, would negatively impact our business.

Currently, there are initiatives being led by governments around the world to incentivize the use of EV's.  Over the last decade, such incentives have been growing, which incentivizes both companies in the EV sector, as well as consumers of EV vehicles, to purchase such vehicles.  If these incentives were to decrease and/or be removed it could have a negative impact on our business as there may be less consumers of EVs as a result.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The financial data for fiscal years ended 2011 and 2010 discussed below is derived from the financial statements of Green Automotive Company only.   The audited financial statements for fiscal 2011 and 2010 are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data for the three and nine months ended September 30, 2012 and 2011 discussed below is derived from the unaudited financial statements of Green Automotive Company and its wholly-owned subsidiary, Liberty Electric Cars Ltd., which was acquired on July 23, 2012.  The financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Green Automotive Company contained elsewhere herein. The financial statements contained elsewhere fully represent Green Automotive Company’s financial condition and operations; however, they are not indicative of our future performance.

Overview

We are involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions, primarily in the bus, limousine, and large SUV markets.

History and Development of the Company

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011.  We formerly operated under the name GANAS Corp. (“GANAS”).  Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions, assets, which could benefit our shareholders.  Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”).  The Go Merger resulted in GANAS issuing 1,436,202.25 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation.  Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

In August 2009, prior to the Go Merger, Go entered into a Memorandum of Understanding with a subsidiary of  Zotye Holding Group, a Chinese automotive manufacturer (collectively, “Zotye”) which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Issuer and Zotye (the “Zotye Agreement”).  On July 20, 2010, the Zotye Agreement was amended and restated “between the Issuer and Yongkang Titan Imp. & Exp. Co., Ltd., a reported subsidiary of Zotye,” and then on December 21, 2010, the Zotye Agreement was further amended and restated between the Issuer and Zhejiang Titan Imp. & Exp. Co., Ltd., another reported Zotye subsidiary.

On January 29, 2010, following the execution of the Zotye Agreement we changed our primary SIC Code to 5012 for automobiles.

Following the Go Merger, and throughout the 2010 and 2011 fiscal years we devoted all of our resources to the homologation of the all-electric Zotye Sport Utility Vehicle (“SUV”) with the intent to import and distribute the SUV throughout the U.S. pursuant to the Zotye Agreement.  However, after taking several SUV’s through the required tests to comply with the standard safety benchmarks required by the U.S. Department of Transportation (“DOT”) and the U.S. Federal Motor Vehicle Safety Standards (“FMVSS”) to determine the safety and US marketability of the SUV, we elected to modify our business plan so as to not be dependent upon one supplier, one product and only one segment of the new all-electric automotive industry, and instead to be involved in two areas of the industry: the import, testing and distribution of foreign and domestic manufactured Eco- friendly passenger vehicles (“Passenger Vehicles”), Municipal Transit Buses, School Buses, Limousines, and Airport and Hotel Shuttle Vans (collectively, “Mass-Transit Vehicles”), and the conversion of convention internal combustion engine driven vehicles into all-electric powered vehicles (“Conversion Vehicles”), with the medium term goal of becoming the first manufacturer of all-electric Mass-Transit Vehicles and  Conversion Vehicles.

On September 1, 2011, Green Automotive Company entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totaling $6,000, all in exchange for $30,000.  A copy of this agreement is attached hereto as Exhibit 10.16.

On February 10, 2012, we entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012 the transactions contemplated by the MOT Agreement closed (the “Closing”).  A copy of the MOT Agreement is attached hereto as Exhibit 10.5.  As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders. The Company valued the common shares at $0.05 per share based on the price paid in similar transactions involving the Company’s common stock. These shares represent approximately 8.19% of our outstanding voting control.  This transaction closed on July 23, 2012.  As a result of this transaction, through LEC, we design and develop electric vehicle drive solutions for use in LEC’s own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production, as well as in the aftermarket maintenance market for EV vehicles. LEC maintains a contract with Navistar, Inc., whereby LEC provides support to service Navistar’s Modec trucks, which are covered by an extended warranty provided to the owners by Navistar (the work is carried out by LEC and recharged to Navistar).

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding ($500,000) as discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter (the “NCWI Transaction”).  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, currently represent approximately 7.6% of our outstanding common stock.  This transaction closed on October 12, 2012.  As a result of this acquisition we are in the business, through NCWI, of bus and limousine manufacturing.

Overview of Electric Vehicle Market

The market for electric vehicles is growing rapidly, driven primarily by government incentives and the fuel costs for traditional vehicles.  With most major OEM’s now launching electric vehicles the general consensus is that EV’s will eventually replace traditional fossil fuel vehicles, the only question is “how quickly”. Industry analysts Frost and Sullivan’s research (2010) indicated that circa 20% of the market for EV’s will be satisfied by new entrants rather than traditional automotive OEM’s.  Electric cars in all categories are forecasted to reach sales of 3.8m units annually by 2020 (Pike Research 2012), with electric trucks forecasted to reach annual sales of 100,000 units globally (Pike research 2011) (excluding buses and coaches).  The development of infrastructure for charging EV’s lags the introduction of vehicles, and as such, the main initial market will be for EV’s that regularly drive the same or similar routes (delivery vehicles, school buses, shuttle buses etc.).  These vehicles, which return to base regularly, and can therefore be charged easily, represent the vanguard of EV adoption.  As infrastructure for charging becomes better and more readily available, coupled with a reduction in component costs driven by volume growth and technology development, then adoption by the public for personal use should increase. The market features two types of products: “ground up” electric vehicles (Renault Zoe, Modec truck, Tesla sports car) and converted product (Smiths Electric Trucks, Azure E Connect).  Converted vehicles are quicker to market and remove the need to design an entire vehicle.  Adoption of EV’s in the business-to-business segment is driven by a number of factors: pollution and emission reduction; lower fuel costs; legislation; incentives; health issues; driver satisfaction; noise reduction and total cost of ownership benefits.

Results of Operations

Results of Operations for Three Months ended September 30, 2012 compared to Three Months ended September 30, 2011

Summary of Results of Operations

	Three Months Ended September 30,
	2012	2011
Revenue	$78,966	$-
Cost of goods sold	38,898	-

Operating expenses:
General and administrative	597,391	429,737
Research and development	6,832	-
Gain on disposal of fixed assets	-	(9,784)
Impairment of assets	4,202,900	-
Amortization and Depreciation	116,243	80,005
Total operating expenses	4,923,366	499,958

Operating loss	(4,883,298)	(499,958)

Other (Expenses)
Change in fair value of derivative liability	(1,272,028)	-
Interest expense	(29,230)	(21,500)

Net loss	$(6,184,556)	$(521,458)

Operating Loss; Net Loss

Our net loss increased by $5,663,098 to $(6,184,556) from $(521,458), for the three months ended September 30, 2012 compared to September 30, 2011. The increase in operating loss and net loss compared to the prior year period is primarily a result of our acquisition of Liberty, which resulted in a write off of goodwill and intangibles of $4,202,900 and change in fair value of derivative liability of $1,272,028 for the three months ended September 30, 2012 compared to $0 for the same period a year earlier.  These changes are detailed below.

Revenue

Our revenue from the three months ended September 30, 2012 was $78,966 compared to $0 for the three months ended September 30, 2011.  All of our revenue was derived from the operations of our subsidiary, Liberty Electric Cars Ltd.  This revenue was the result of E-tech consulting work and E-care servicing work. All of the E-Tech consulting work and E-care servicing work (and all of the revenue) was done under the contract LEC has with Navistar, Inc., whereby LEC provides support to service Navistar’s Modec trucks, which are covered by an extended warranty provided to the owners by Navistar (the work is carried out by LEC and recharged to Navistar).

Cost of Goods Sold

Our cost of goods sold for the three months ended September 30, 2012 were $38,898, compared to $0 for the same period one year ago.  Since we did not have any revenues for the three months ended September 30, 2011, we did not have any cost of goods sold for that period.  The cost of goods sold for the three months ended September 30, 2012 all related to the revenues generated from LEC.  Since the revenues from LEC primarily related to the provisions of workshop servicing or consultancy services our cost of goods sold were a low percentage of revenue.  As Newport Coachworks starts to manufacture and sell vehicles, we anticipate our cost of goods sold as a percentage of revenue will greatly increase due to the manufacturing costs related to bus production.

General and Administrative Expenses

General and administrative expenses increased by $167,654, to $597,391 for the three months ended September 30, 2012, from $429,737 for the three months ended September 30, 2011, primarily due to the  addition of Liberty Electric Cars Overhead.

Depreciation and Amortization

Our expenses related to depreciation and amortization were $116,243 for the three months ended September 30, 2012, compared to $80,005 for the three months ended September 30, 2011.  The increase was attributable to the acquisition of Liberty and the depreciation expense on its assets.

Change in Fair Value of Derivative Liability

During the three months ended September 30, 2012, we had a change in fair value of derivative liability of $1,272,028 related to the conversion rights of the preferred stock used to settle debt on December 31, 2011, compared to $0 for the three months ended September 30, 2011.

Impairment of Assets

During the three months ended September 30, 2012, we had an impairment of assets of $(4,202,900) related to write off of Goodwill on consolidation of Liberty Electric cars, our license fees and other related capitalized costs, compared to $0 for the three months ended September 30, 2011.

Interest Income/Expense; Net

Interest expense, net increased to $29,230 for the three months ended September 30, 2012, compared to $21,500 for the three months ended September 30, 2011.  In the three months ended September 30, 2012 our interest expenses includes interest on its notes payable and credit facilities drawn upon.

Results of Operations for Nine Months ended September 30, 2012 compared to Nine Months ended September 30, 2011

Summary of Results of Operations

	Nine Months Ended September 30,
	2012	2011
Revenue	$78,966	$-
Cost of goods sold	38,898	-

Operating expenses:
General and administrative	814,042	880,130
(Gain) on disposal of fixed assets	-	(9,784)
Impairment of assets	4,202,900	-
Research and development	6,832	-
Amortization and depreciation	274,933	245,215
Total operating expenses	5,298,707	1,115,561

Operating loss	(5,258,639)	(1,115,561)

Other Income (Expenses)
Change in fair value of derivative liability	(1,551,131)	-
Gain on conversion of debt to stock	36,606	-
Interest expense	(32,366)	(41,500)

Net loss	$(6,805,531)	$(1,157,061)

Operating Loss; Net Loss

Our net loss increased by $5,648,470 to $(6,805,531) from $(1,157,061), for the nine months ended September 30, 2012 compared to September 30, 2011. The increase in operating loss and net loss compared to the prior year period is primarily a result of our acquisition of Liberty, which resulted in a write off of goodwill and intangibles of $(4,202,900) and change in fair value of derivative liability of $(1,551,131). These changes are detailed below.

Revenue

Our revenue from the nine months ended September 30, 2012 was $78,966 compared to $0 for the nine months ended September 30, 2011.  All of our revenue was derived from the operations of our subsidiary, Liberty Electric Cars Ltd.  This revenue was the result of E-tech consulting work and E-care servicing work. All of the E-Tech consulting work and E-care servicing work (and all of the revenue) was done under the contract LEC has with Navistar, Inc., whereby LEC provides support to service Navistar’s Modec trucks, which are covered by an extended warranty provided to the owners by Navistar (the work is carried out by LEC and recharged to Navistar).

General and Administrative Expenses

General and administrative expenses decreased by $66,088, to $814,042 for the nine months ended September 30, 2012, from $880,130 for the nine months ended September 30, 2011, due to the  addition of Liberty Electric Cars Overhead costs.

Depreciation and Amortization

Our expenses related to depreciation and amortization were $274,933 for the nine months ended September 30, 2012, compared to $245,215 for the nine months ended September 30, 2011.  The increase was attributable to the acquisition of Liberty’s assets and the related depreciation expense.

Change in Fair Value of Derivative Liability

During the nine months ended September 30, 2012, we had a change in fair value of derivative liability of $(1,551,131) related to the issuance of the Series A Preferred Stock issued at December 31, 2011 in settlement of its credit facility liability and the conversion feature on the stock, compared to $0 for the nine months ended September 30, 2011.

Impairment of Assets

During the nine months ended September 30, 2012, we had an impairment of assets of $(4,202,900) related to write off of Goodwill on consolidation of Liberty Electric cars, to the license fees and related capitalized costs, compared to $0 for the nine months ended September 30, 2011.

Interest Income/Expense; Net

Interest expense, net decreased to $(32,366) for the nine months ended September 30, 2012, compared to $(41,500) for the nine months ended September 30, 2011.  In the nine months ended September 30, 2012 our interest expenses includes interest on its notes payable and credit facilities drawn in order to meet its capital and operating requirements.

Liquidity and Capital Resources for Nine Months ended September 30, 2012 compared to Nine Months ended September 30, 2011

Introduction

During the nine months ended September 30, 2012 and 2011, because of our operating losses, we did not generate positive operating cash flows.  Our cash on hand as of September 30, 2012 was $57,104 and our monthly cash flow burn rate is approximately $35,000, excluding professional fees and consultants on an as needs basis.  As a result, we have significant short term cash needs.  These needs are being satisfied through proceeds from the sales of our securities.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.

Our cash, current assets, total assets, current liabilities, and total liabilities as of September 30, 2012 compared to December 31, 2011, respectively, are as follows:

	September 30, 2012	December 31, 2011	Change

Cash	$57,104	$906	$56,198
Total Current Assets	180,626	300,695	(120,069)
Total Assets	401,279	639,661	(238,382)
Total Current Liabilities	8,416,831	6,349,315	2,067,516
Total Liabilities	$8,978,322	$6,349,315	$2,629,007

Our current assets decreased by $120,069 as of September 30, 2012 as compared to December 31, 2011.  The decrease in our total assets between the two periods was primarily attributed to our write off of vehicle inventory relating to Zyote deal.

Our current liabilities increased by $2,067,516, as of September 30, 2012 as compared to December 31, 2011.  A large portion of this increase was due to the derivative liability resulting from issuance of Preference A shares in addition to the acquisition of Liberty and the assumption of its debt, specifically amounts owed for taxes and to creditors incurred in the normal course of business.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources.  There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash available as of September 30, 2012 of $57,104 and $906 on December 31, 2011.  Based on our revenues, cash on hand and current monthly burn rate, around $35,000, excluding professional fees and consultants on an as needs basis, we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund operations.

Sources and Uses of Cash

Operations

We had net cash (used) by operating activities of $(269,403) for the nine months ended September 30, 2012, as compared to $(1,034,156) for the nine months ended September 30, 2011.  For the period in 2012, the net cash used in operating activities consisted primarily of our net income (loss) of $(6,805,531), issuance of shares for services $150,000,  loss on conversion of debt to stock $36,606, accounts payable and accrued expenses of $(91,817), other assets $512,875, notes receivable of $(96,589), and deferred revenue of $15,204, offset by amounts due to related party of $(18,929), depreciation and amortization of $274,747, change in fair value of derivative liability of $1,551,131 and impairment of assets of $4,202,900.

Investments

We had net cash provided by investing activities of $149,497 for the nine months ended September 30, 2012 compared to $52,000 for the nine months ended September 30, 2011.  In the nine months ended September 30, 2012 the net cash provided by investing activities related to $149,497 from cash received upon acquiring Liberty.

Financing

Our net cash provided by financing activities for the nine months ended September 30, 2012 was $345,076, compared to $994,260 for the nine months ended September 30, 2011.  For the period in 2011, our financing activities consisted of $1,036,260 from proceeds from notes payable and $10,000 from the proceeds from the issuance of common stock, offset by $(52,000) in payments on long terms debt.

Results of Operations for Year ended December 31, 2011 compared to Year ended December 31, 2010

Summary of Results of Operations

These financial results are for Green Automotive Company only and do not include the financial results of Liberty Electric Cars Ltd. since Liberty was not acquired until July 23, 2012.

	Year Ended December 31,		Period from April 28, 2009 (Inception) to December 31,
	2011	2010	2011
Revenue	$-	$-	$-

Operating expenses:
General and administrative	1,174,931	2,416,083	3,664,048
(Gain) loss on disposal of vehicle	(9,784)	13,871	4,087
Amortization and Depreciation	325,220	176,701	505,438
Total operating expenses	1,490,367	2,606,655	4,173,573

Other (Expenses)
Change in fair value of derivative liability	(5,731,806)	-	(5,731,806)
Interest expense	(63,058)	(10,428)	(74,561)

Net Loss	$(7,285,231)	$(2,617,083)	$(9,979,940)

Operating Loss; Net Loss

Our net loss increased by $4,668,148 to $(7,285,231) from $(2,617,083), for the year ended December 31, 2011 compared to December 31, 2010. Our operating loss decreased by $1,092,633, from $(2,606,655) to $(1,490,367) for the same period.  The significant decrease in operating loss from 2010 to 2011 is a result of our significantly lower general and administrative expenses in 2011.  Despite the significant decrease in our operating loss over the two periods, our net loss actually increased during the same periods as a result of a change in fair value of derivative liability in 2011 of $(5,731,806).  These changes are detailed below.

Revenue

We did not have any revenue for years ended December 31, 2011 and 2010.

General and Administrative Expenses

General and administrative expenses decreased by $1,241,152, to $1,174,931 for the year ended December 31, 2011, from $2,416,083 for the year ended December 31, 2010, primarily due to a decrease in our consulting expenses, legal and other reorganization expenses, and accrued wages due to prior management.

Depreciation and Amortization

Our expenses related to depreciation and amortization were $325,220 for the year ended December 31, 2011, compared to $176,701 for the year ended December 31, 2010.  The increase was attributable to the write off of certain consultant contracts that were being amortized.

Change in Fair Value of Derivative Liability

During the year ended December 31, 2011, we incurred a change in fair value of derivative liability of $(5,731,806) related to the conversion of the debt into preferred stock that due to the conversion rights created a derivative liability on these conversion rights.  We did not have any loss on settlement of debt in December 31, 2010.  The settlement of debt in 2011 caused our net loss for 2011 to be greater than our net loss in 2010, even though we had significantly lower operating expenses in 2011 compared to 2010.

Interest Expense

Interest expense increased to $(63,058) for the year ended December 31, 2011, compared to $(10,428) for the year ended December 31, 2010.  In the year ended December 31, 2011 our interest expenses included interest at the rate of 8% on the debt mentioned above that was converted to preferred stock at December 31, 2011.  These monies had been lent on a credit facility to homologate the Chinese electric car into the United States market.

Liquidity and Capital Resources for the Year ended December 31, 2011 compared to the Year ended December 31, 2010

Introduction

During the year ended December 31, 2011 and 2010, because of our operating losses, we did not generate positive operating cash flows.  Our cash on hand as of December 31, 2011 was $906 and our monthly cash flow burn rate is approximately $35,000, excluding professional fees and consultants on an as needs basis.  In the last ninety days, due to certain acquisitions, we have agreed to certain funding requirements in excess of $150,000 per month.  As a result, we have significant short term cash needs.  In the past these needs have been satisfied through proceeds from the sales of our securities and we anticipate that will be the case for the foreseeable future.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2011 compared to December 31, 2010, respectively, are as follows:

	December 31, 2011	December 31, 2010	Change

Cash	$906	$3,885	$(2,979)
Inventory and Supplies	263,489	70,600	192,889
Total Current Assets	300,695	74,485	226,210
Total Assets	639,661	705,471	(65,810)
Total Current Liabilities	6,349,315	355,544	5,993,771
Total Liabilities	$6,349,315	$385,844	$5,963,471

Our total current assets increased by $226,210 as of December 31, 2011 as compared to December 31, 2010.  The increase in our total assets between the two periods was primarily attributed to an increase in our inventory and supplies of $192,889 between the two periods, which resulted primarily from the acquisition of the Zoyte vehicle inventory.

Our current liabilities increased by $5,993,771, as of December 31, 2011 as compared to December 31, 2010.  A large portion of this increase was due to the derivative liability reflected from the conversion of debt to preferred stock.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources.  There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash available as of December 31, 2011 of $906 and $3,885 on December 31, 2010.  Based on our revenues, cash on hand and current monthly burn rate, around $35,000 (plus the funding commitments mentioned above), we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund operations.

Sources and Uses of Cash

Operations

We had net cash provided (used) by operating activities of $(12,979) for the year ended December 31, 2011, as compared to $(1,233,510) for the year ended December 31, 2010.  For the period in 2011, the net cash provided by operating activities consisted primarily of our net income (loss) of $(7,285,231) and inventories of $(192,889), offset by amount due to related parties of $1,417,261, change in fair value of derivative liability of $5,731,806, and depreciation and amortization of $325,220.  For the period in 2010, the net cash used in operating activities consisted primarily of our net income (loss) of $(2,617,083) and intangibles of $(240,223), offset by issuance of shares for services of $1,205,943, accounts payable and accrued expenses of $233,631, and depreciation and amortization of $176,701.

Investments

We had no net cash provided by investing activities for the year ended December 31, 2011 compared to $40,920 for the year ended December 31, 2010.  In the year ended December 31, 2011 the net cash (used) by investing activities related to solely to investment in subsidiaries.  In the year ended December 31, 2010 the net cash provided by investing activities related to $48,000 from the disposal of property, plant and equipment related to the disposal of a vehicle, offset by $(7,080) from the purchase of property, plant and equipment.

Financing

Our net cash provided by financing activities for the year ended December 31, 2011 was $10,000, compared to $1,196,262 for the year ended December 31, 2010.  For the period in 2011, our financing activities related entirely to proceeds from the issuance of our common stock.  For the period in 2010, our financing activities related to proceeds from the issuance of common stock of $912,900 and proceeds from note payables of $349,560, offset by $(66,198) from payments on long term debt.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Capital Expenditures

Other Capital Expenditures

We expect to purchase approximately $1,500,000 of equipment in connection with the expansion of its business.

Fiscal year end

Our fiscal year, and that of our subsidiaries, is December 31.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for our fiscal year ended December 31, 2011. We had a deficit accumulated of $16,785,471 and $9,979,940 at September 30, 2012 and December 31, 2011, respectively, and had a net loss of $6,805,531  for the nine months ending September 30, 2012 and $7,285,231 for the fiscal year ended December 31, 2011, and net cash used in operating activities of ($269,403) for the nine months ending September 30, 2012 and $12,979 for the fiscal year ended December 31, 2011, with $78,966 and $0 in revenue earned during the nine months ended September 30, 2012 and year ended December 31, 2011, respectively.

While we are attempting to increase revenues, our cash position may not be significant enough to support our daily operations.  Our management intends to raise additional funds by way of a public or private offering.  Our management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern.  While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect.  Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

For a description of the Company’s critical accounting policies, please see Note 2, Summary of Significant Accounting Policies, in our audited financial statements.

Recent Accounting Pronouncements

For our analysis of the impact and adoption of recent accounting policies, see Note 2, Summary of Significant Accounting Policies, in our audited financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2012, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•

a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•

liquidity or market risk support to such entity for such assets;

•

an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•

an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to the Company, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with the Company.

Inflation

Management believes that inflation has not had a material effect on our results of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2012, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Fred Luke (3)	President, Treasurer and Director	0		0%

Common Stock	Allan M. Rothman (3)	Secretary and Director	1,000,000		>1%

Common Stock	Ian Hobday (3)	Director	31,501,823	(4)	9.0%

Common Stock	Andrew N. Hewson (3)	Director	0		0%

Common Stock	Darren West (3)	Director	29,307,515	(5)	8.4%

Common Stock	All Officers and Directors as a Group (5 persons)		61,809,338	(5)	17.4%

(1)

Based on 328,301,468 shares of common stock outstanding as of November 30, 2012.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)

Unless indicated otherwise, the address of the shareholder is 23 Corporate Place, Suite 150, Newport Beach, CA 92660.

(3)

Indicates an officer and/or director of the Company.

(4)

Includes 6,438,823 shares of our common stock held in the name of Hobbers, Inc., an entity owned by Mr. Hobday, and 150,000 shares of our Series A Preferred Stock.  The number of shares indicated in table is on an “as converted” basis as on November 30, 2012.  Our Series A Convertible Stock is convertible into common stock on the basis of  No. of common stock outstanding on date of conversion x 0.000001 x No. of preferred shares being converted

(5)

Includes 4,244,515 shares of our common stock held in the name of Thomas West Investments Limited, an entity owned by Mr. West and his wife, and 150,000 shares of our Series A Preferred Stock.  The number of shares indicated in table is on an “as converted” basis as on November 30, 2012.  Our Series A Convertible Stock is convertible into common stock on the basis of  No. of common stock outstanding on date of conversion x 0.000001 x No. of preferred shares being converted

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

Change in Control

Green Automotive Company has not had any changes in control.  However, under the MOT Agreement, at closing of the transaction, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and electing to assume MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012, the transactions contemplated by the MOT Agreement closed.  As a result of the closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

As a result of this transaction, MOT was dissolved by way of merger and Green Automotive Company became the registrant.  Green Automotive Company’s shareholders control Green Automotive Company, which is now the registrant.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors, director nominees, and executive officers, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.  Our executive officers are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Fred Luke	65	President, Treasurer and Director

Alan Rothman	54	Secretary and Director

Ian Hobday	53	Director

Andrew Hewson	54	Director

Darren West	47	Director

Mark Aubry	39	Former Co-President (resigned effective January 7, 2013)

Fred Luke, age 65 was appointed President, Treasurer and a member of our Board of Directors on January 11, 2011.  Mr. Luke has over 40 years of experience in providing operational and financial consulting services.  He has assisted companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring, and arranging conventional debt and equity financing.  Since 1970, Mr. Luke has provided consulting and management services and has served as a director, chairman, chief accounting officer, president and chief executive officer of over 100 public and privately-held companies.  He has worked in Asia, Europe, Canada, and North Africa.  Mr. Luke’s clients have been active in various business segments, domestic banking, the creation of domestic and foreign tax shelters, telecommunications, commercial airlines, real estate, domestic film financing, clothing and food manufacturing, casino gaming and hotel operations, oil and gas exploration, oil and gas transportation and refining, alternative energy, equipment leasing, network marketing, and international finance.  Mr. Luke has informed us that he intends to resign as our President, effective at the end of the year, 2012, but continue on as a Director.  As a result of Mr. Aubry’s resignation Mr. Luke has agreed to remain as our President until an appropriate replacement can be hired.  Mr. Luke’s prior experience of over forty years of assisting companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring, and arranging conventional debt and equity financing led us to believe Mr. Luke is an ideal director for our company considering where we are in development, as well as our dependence on financing through the sales of our securities.

Mr. Luke does not hold any shares of any class of our securities.  Mr. Luke is compensated for his services as a member of our Board of Director on a monthly basis of $1,500.

Alan Rothman, age 54 was appointed Secretary and a member of our Board of Directors on January 11, 2011.  Mr. Rothman has over thirty years of experience in his current California law practice.  Mr. Rothman’s experience in California law led us to believe he would be an ideal director for our company.

Mr. Rothman holds 1,000,000 shares of our common stock which he acquired by the exercise of an Option granted to him as incentive to become a Director, and he is compensated for his services as a member of our Board of Director on a monthly basis of $1,500.

Ian Hobday, age 53 was appointed as a member of our Board of Directors on August 3, 2012.  Mr. Hobday, who also serves as the CEO for Liberty Electric Cars Ltd., our wholly-owned subsidiary, has international experience in sales, marketing and general management and a track record of growing businesses and delivering profit improvement within multinational companies.  He is co-founder of several innovative start-up companies and has extensive experience in developing business opportunities worldwide.  Mr. Hobday’s position as Chief Executive Officer of one of our two operating subsidiaries, as well as his wealth of international experience in sales and marketing led us to believe Mr. Hobday would be an ideal director for our company.

Currently, Mr. Hobday is not compensated for his services as a member of our Board of Directors.

Darren West, age 47 was appointed as a member of our Board of Directors on August 3, 2012.  Mr. West, who also serves as the CFO for Liberty Electric Cars Ltd., our wholly-owned subsidiary, has extensive international experience having worked in more than 30 countries.  Mr. West has experience in acquisitions, mergers, and disposals.  Mr. West’s position as Chief Financial Officer of one of our two operating subsidiaries, as well as his international accounting experience led us to believe Mr. West would be an ideal director for our company.

Currently, Mr. West is not compensated for his services as a member of our Board of Directors.

Andrew N. Hewson, age 54 was appointed as a member of our Board of Directors on September 26, 2012.  Mr. Hewson  is a graduate of Cambridge University and has spent over twenty-five years as a director of various public companies, having qualified as a Chartered Accountant in 1984. He has served as a Finance Director of a property developer and investor, and cofounded a specialist retail warehouse property developer and investor. Since 2002, Mr. Hewson has concentrated on growing often smaller businesses, both in property and non-property sectors, including a particular interest in low carbon and carbon reduction business initiatives. He was, until recently, founder, shareholder and director of Going Green Limited, and is a director of a number of other businesses which specialize in electronics manufacturing and developing complex algorithms for digital imaging software.  Mr. Hewson’s position as a founder and executive of Going Green Limited, a company that has been targeted by LEC as a good strategic partner for LEC’s business, led us to believe Mr. Hewson would be an ideal director for our company.

Currently, Mr. Hewson is not compensated for his services as a member of our Board of Directors.

Mark Aubry, age 39, signed an employment agreement to serve as a Co-President from December 15, 2012 and eventually take over as our President, on January 1, 2013, however, prior to assuming this role he resigned effective January 7, 2013.  From 2009 through October 2012, Mr. Aubry was the Vice President of Sales and Marketing with the Defense Division of Navistar, Inc., a $15 billion commercial vehicle manufacturer.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Fred Luke	0	0	0
Alan Rothman	0	0	0
Ian Hobday	0	0	0
Darren West	0	0	0
Andrew Hewson	0	0	0

Board Meetings and Committees

During the 2011 and 2012 fiscal year to date, the Board of Directors met on a regular basis and took written action on numerous other occasions.  All the members of the Board attended the meetings.  The written actions were by unanimous consent.

Code of Ethics

We have not adopted a written code of ethics, because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Audit Committee

We do not currently have an audit committee.

Compensation Committee

We do not currently have a compensation committee.

Executive Compensation

None of our executive officers are compensated for their services as executive officers.

Employment Contracts

We currently do not have written employment agreements with our executive officers.  However, LEC, our wholly-owned subsidiary, has independent contractor agreements with Mr. Ian Hobday and Mr. Darren West, LEC’s executive officers, and NCWI, our wholly-owned subsidiary, has an employment agreement with Mr. Carter Read.

In connection with the Liberty Agreement, in July 20, 2012, LEC entered into independent contractor agreements with Ian Hobday and Darren West, to serve as LEC’s Chief Executive Officer and Chief Financial Officer, respectively.  Under the independent contractor agreements each of Mr. Hobday and Mr. West are entitled to remuneration of £150,000 per year of which £6,000 per month will be paid in cash by LEC, and the balance will be accrued / deferred.  To date, certain amounts of the £6,000 per month that LEC had planned to pay in cash is also being accrued.  The arrangement will be reviewed after 6 months.  Each of Mr. Hobday and Mr. West, after 6 months from the effective date of their agreement, will have the option of converting all or part of the accrued / deferred amount into GAC common stock based on the following formula: Amount Executive chooses to convert / (GACR stock price at date of conversion / 2) = number of shares in GACR ordinary stock to be granted.  In addition, we agreed to issue Mr. Hobday and Mr. West options to acquire up to two Million (2,000,000) shares of our common stock, as well as 150,000 shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  The shares of Series A Preferred Stock, or any common stock issued to the executives as a result of the conversion of the Series A Preferred Stock, shall not be transferred by the executives for a period of three (3) years from the effective date of the independent contractor agreements, and such shares are subject to forfeiture as set forth in the agreements.

In connection with the NCWI Agreement, NCWI entered into an employment agreement with Mr. Read, under which Mr. Read serves as the Chief Executive Officer of NCWI and receives compensation of $15,000 per month and a bonus of $700 per vehicle manufactured and sold by NCWI, which remuneration will be paid by NCWI to Mr. Read no later than the 15th day of the month following the month NCWI receives full payment for the applicable bus.  Additionally, under his employment agreement, Mr. Read has an “acquisition bonus” pursuant to which in the event we either sell NCWI in an equity sale or sell substantially all of the assets of NCWI in an asset sale, in a stand-alone transaction (one that does not involve the sale of substantially all of Green Automotive Company in the same transaction) to a third party, and if the purchase price we receive for NCWI in the transaction exceeds the value of the shares of our common stock that Mr. Read received under that certain Acquisition and Stock Exchange Agreement (the “Acquisition Agreement”) by and between GACR, NCI and NCI’s shareholders dated of even date hereof (such value shall be deemed to be the “Share Value Amount,” as defined herein), then Executive will receive a cash bonus equal to 50% of the total purchase price GACR receives for NCI (or its assets) minus the Share Value Amount.  The Share Value Amount shall be $0.35, multiplied by the total number of shares of GACR common stock the NCI shareholders have received under the Acquisition Agreement (up to 27,000,000 shares).  In order to receive the Acquisition Bonus Executive must have been employed by Employer within one year of the date NCI or its assets are sold by GACR to a third party.

Director Compensation

The following table sets forth director compensation for fiscal year 2012 through September 30, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Fred Luke	13,500	-0-	-0-	-0-	-0-	-0-	13,500

Alan Rothman	13,500	-0-	-0-	-0-	-0-	-0-	13,500

Ian Hobday	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Darren West	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Andrew Hewson	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers for partial fiscal year 2012 (from January 1, 2012 through September 30, 2012):

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Fred Luke	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Alan Hobday	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Ian Hobday	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Darren West	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Andrew Hewson	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have agreed to issue certain of our officers and directors options to purchase shares of our common stock, but as of September 30, 2012 none of those options have been issued and not all terms have been determined.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On July 19, 2010, we entered into an Advisory Agreement (the “Advisory Agreement’) with Global Market Advisors, Inc., a Nevada corporation (“GMAI”).  Under the Advisory Agreement, GMAI was retained by us to assist with a variety of services, including, but not limited to, assisting us with our filings as a public company, making the public aware of us and our business, and provide general advice to our management in order to execute our business plan and strategy.  In exchange for the services we agreed to compensate GMAI as follows:   (i) an option to purchase 1,000,000 shares of common stock (which was issued and exercised by GMAI in 2010), (ii) an advisory fee of $2,500 per month (which was paid for 2-3 months and has been accrued since, with currently $117,000 due), (iii) an “introduction fee” for introductions GMAI provided to us that leads distributors or sales channels for our products, with the “introduction fee” equal to 10% of the funds or other benefits received by us as a result of the introductions provided by GMAI, and (iv) a “transaction fee” for any acquisition, merger, joint venture, etc., brought to us by GMAI, with the “transaction fee” equal to 10% of the economic benefit received by us as a result of the transaction (currently GMAI is owed a transaction fee the amount of which GMAI and our management have yet to agree upon).  At the time we entered into the Advisory Agreement, Mr. Fred Luke was GMAI’s President and owned 99% of GMAI’s common stock, but was not affiliated with Green Automotive Company at that time.  When Mr. Luke agreed to become our President in January 2011, he stepped down from his position with GMAI and transferred his ownership interest in GMAI to Global Trade Finance, Inc. (“Global Trade”) in exchange for the extinguishment of debt GMAI owed Global Trade, making GMAI a wholly-owned subsidiary of Global Trade.  Mr. Luke’s father, Mr. Fred Graves Luke, continued to work for GMAI until Mr. Fred Graves Luke’s passing in April 2012.  At the time of his passing he was negotiating on behalf of us agreements with Indian Tribes in Oklahoma and Florida to sell the Tribes All-Electric School Buses and he was trying to secure State and Federal grants for us.  However, Fred Graves Luke passed away in April 2012. Since the death of Fred Graves Luke, Mr. John L. Lawver, President of Eurasia Finance and Development Corp, (“Eurasia”), the sole shareholder of Global Trade Finance Inc (“Global Trade”), which is the sole shareholder of GMAI, has been carrying out the duties of acting Secretary and Director of GMAI.

On January 1, 2012, we entered into a Credit Agreement with Global Trade, pursuant to which Global Trade agreed to provide us up to $250,000 in loans which we were to collateralize with the issuance of 5,000,000 shares of our common stock (the “Collateral Shares”).  We borrowed approximately $79,000 under the Credit Agreement but never issued the Collateral Shares.  In June 2012, we entered into a Settlement, General Release and Conversion Agreement under which we agreed to terminate the Credit Agreement and forgive repayment of the $79,000 in exchange for 1,500,000 of the Collateral Shares.  At the time the agreement was entered into Mr. Fred Graves Luke, the father of Fred Luke, our President, was the President of Global Trade, however, since the death of Fred Graves Luke. Global Trade became a wholly-owned subsidiary of Eurasia, a non-affiliate.

On December 31, 2010, we entered into an Assignment Agreement with GMAI who, acting as a trustee in a Settlement Agreement between our former CEO and certain of our creditors, whereby our former CEO agreed to settle all claims and obligations totaling $469,560 on our behalf to the creditors in consideration for assigning 45,000,000 common shares of his personal shares to the creditors.  We recorded a gain on debt settlement of $469,560 during the year ended December 31, 2010.

Additionally, in March 2012, Investment & Finance Company IFC Ltd (“IFC”), a non-affiliate, agreed to settle the disputes and our accrued debt of $430,689 to certain of our former officers, directors and employees consisting of claims for back/accrued salaries, unreimbursed out of pocket expenses paid on behalf of us in exchange for 8,000,000 shares of our common stock.

As of September 30, 2012, we owed $100,000 to First Market Services, one of our shareholders.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

We do not have an audit, compensation, or nominating committee.  One of our directors, Andrew Hewson, is independent.

LEGAL PROCEEDINGS

Our predecessor, Go Green USA, LLC (“Go Green”) was a party defendant, along with other defendants in a civil action filed in Marshall County, West Virginia by Glen Dale Motor Co. and Tomsic Motor Co, Civil Action No. 11-C-104 H.  The basis for this action was a claim by the plaintiffs that the defendants breached a dealer agreement entered into by and between the plaintiffs and the defendants by accepting a franchise fee and payment for vehicles (totaling approximately $250,000) from the plaintiffs but failing to deliver any of the purchased vehicles to the plaintiffs.  This undefended and previously unknown action resulted in a default judgment and related judgment order in the amount of $3,717,615 with interest accruing at 7% per annum from and after February 13, 2012.  There is no active effort to enforce this action against Go Green and we believe there are numerous defenses to the asserted judgment and any such enforcement effort.  Moreover, the existence of liability pre-existed our acquisition of Go Green and its existence was not disclosed as a part of the acquisition.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been listed for trading on OTC Markets as an OTC Pink Current since January 27, 2010.  We were initially trading under the trading symbol “GNAS.”  Our current trading symbol is “GACR.”

Due to being traded on the OTC Markets, a detailed trading activity report is not available.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

The number of holders of record of shares of our common stock is 1,601.

There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Dividends are declared at the sole discretion of our Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the NCWI Transaction, we agreed to issue 5,000,000 shares of our common stock to Mr. Carter Read, the Chief Executive Officer of Newport Coachworks, Inc., our wholly-owned subsidiary, in connection with the NCWI Transaction.  These shares have not been issued as of the date of this filing.  The issuance will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $216,903 owed by Liberty under debt instruments.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about September 29, 2012, we issued 30,000 shares of our Series A Preferred Stock to First Market Services, Inc. pursuant to the Stock Purchase Agreement we have with First Market Services, Inc.  The shares were issued in exchange for $150,000.   The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about July 17, 2012, we issued the Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders, pursuant to the Liberty Transaction.  These shares represented approximately 8.19% of our outstanding voting control.  This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were either accredited or sophisticated and familiar with our operations.

On December 21, 2011, we issued 500,000 shares our Series A Convertible Preferred Stock to First Market Services, Inc. pursuant to the terms of that certain Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that First Market Services would forgive all amounts owed to it from us, including the accrued interest as documented under the individual convertible promissory notes.  The total debt at the time of conversion totaled $1,139,670.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

In September 2012, we issued 1,500,000 shares of our common stock to Global Trade Finance, Inc. under the terms of a settlement agreement, pursuant to which Global Trade Finance forgave approximately $79,000 in loans to us.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of a total of 1,000,000,000 shares, and is comprised of 900,000,000 shares of common stock, par value $0.001 and 100,000,000 shares of preferred stock, par value $0.001.  As of November 30, 2012, there are 328,301,468 shares of our common stock issued and outstanding, and 830,000 shares of our preferred stock issued or outstanding, consisting of 830,000 shares of our Series A Preferred Stock.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy.  We have never paid any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared on our common stock in the future will be at the sole discretion of our Board of Directors and may be subject to any restrictions that may be imposed by lenders or other third parties.

Preferred Stock.  We are authorized to issue 100,000,000 shares of preferred stock, par value $0.001.  We currently have to series of preferred stock, our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock.

Our Series A Convertible Preferred Stock has the following rights and preferences:

•

Liquidation preference over other series of preferred stock and our common stock, equal to $10 per share.

•

Convertible into common stock on the basis of No. of common stock outstanding on date of conversion x 0.000001 x No. of preferred shares being converted.

•

Voting rights equal to the number of votes on an “as converted” basis.

•

Certain protective provisions whereby holders of Series A Preferred Stock must approve certain corporate change.

As of November 30, 2012 there were 830,000 shares our Series A Convertible Preferred Stock issued and outstanding.

Our Series B Convertible Preferred Stock has the following rights and preferences:

•

Liquidation preference over our common stock.

•

Convertible into common stock at a conversion rate of 10 shares of our common stock for each 1 share of Series B Convertible Preferred Stock.

As of November 30, 2012 there were no shares our Series B Convertible Preferred Stock issued and outstanding.

Pursuant to the Liberty Agreement, we issued and transferred all 10,000,000 shares of authorized Series B Convertible Preferred Stock (the “Series B Shares”) into the name of GAC Auto, which shares are not considered outstanding since they are held by our wholly-owned subsidiary.  The Series B Shares are reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities are purchased by us or our subsidiaries.

Our Board of Directors has the authority, without further authorization from our stockholders, to divide, designate the preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions of our preferred stock, and issue from time to time any or all of our preferred stock, as one or more other classes or series.  The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions of our preferred stock, of each additional series, if any, may differ from those of any and all other series already outstanding.  Further, our Board of Directors has the power to fix the number of shares constituting our authorized capital stock and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.

Warrants and Options.  As of November 30, 2012 we did not have any warrants or stock options outstanding. We have agreed to issue certain of our officers, directors and consultants options to purchase shares of our common stock, but as of November 30, 2012 none of those options have been issued and not all terms have been determined.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes Nevada corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Nevada law authorizes, directors of Nevada corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Nevada law enables Nevada corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Nevada law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

·for any breach of the director’s duty of loyalty to us or our stockholders;

·for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

·for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the NGCL; and

·for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers.”

Anti-Takeover Effects of Provisions of the NGCL and our Certificate of Incorporation and Bylaws

Provisions of the NGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Nevada Anti-Takeover Statute.   We are subject to Section 203 of the NGCL, an anti-takeover statute. In general, Section 203 of the NGCL prohibits a publicly-held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of November 30, 2012, we are not subject to Section 203 of the NGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the NGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the NGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the NGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

·increase or decrease the aggregate number of authorized shares of such class;

·increase or decrease the par value of the shares of such class; or

·alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the NGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The NGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

Transfer Agent and Registrar

Our independent stock transfer agent is Action Stock Transfer Corporation.

Article 10 of our Articles of Incorporation, as amended, provides the following:

“No Personal Liability of Officers or Directors.  To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, an officer or Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages due to breach of fiduciary duty as such officer or Director.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There is no disclosure required under this item.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the NCWI Transaction, we agreed to issue 5,000,000 shares of our common stock to Mr. Carter Read, the Chief Executive Officer of Newport Coachworks, Inc., our wholly-owned subsidiary, in connection with the NCWI Transaction.  We have not issued those shares as of the date of this filing.  The issuance will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $216,903 owed by Liberty under debt instruments.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about September 29, 2012, we issued 30,000 shares of our Series A Preferred Stock to First Market Services, Inc. pursuant to the Stock Purchase Agreement we have with First Market Services, Inc.  The shares were issued in exchange for $150,000.   The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On December 21, 2011, we issued 500,000 shares our Series A Convertible Preferred Stock to First Market Services, Inc. pursuant to the terms of that certain Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that First Market Services would forgive all amounts owed to it from us, including the accrued interest as documented under the individual convertible promissory notes.  The total debt at the time of conversion totaled $1,139,670.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about September 29, 2012, we issued 1,500,000 shares of our common stock to Global Trade Finance in settlement of $79,000 of debt we owed them.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about July 17, 2012, we issued the Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders, pursuant to the Liberty Transaction.  These shares represented approximately 8.19% of our outstanding voting control.  This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were either accredited or sophisticated and familiar with our operations.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

On February 10, 2012, Green Automotive Company entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and electing to assume MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012, the transactions contemplated by the MOT Agreement closed.  A copy of the MOT Agreement is attached hereto as Exhibit 10.5.  As a result of the closing, MOT underwent a change of control in that it was merged out of existence and the majority holders of Green Automotive Company became the controlling shareholders of Green Automotive Company, a ’34 Act reporting company.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

As a result of the closing of the MOT and Green Automotive Company merger, the officers and directors of Green Automotive Company are now the officers and directors of the registrant.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS, CHANGE IN FISCAL YEAR

Pursuant to the MOT Agreement, Green Automotive Company and MOT filed Articles of Merger and a Plan of Merger with the State of Nevada, effecting a merger whereby MOT was dissolved and merged out of existence with Green Automotive Company being the surviving entity.  The Articles of Incorporation and Bylaws of Green Automotive Company are now the Articles of Incorporation and Bylaws of the registrant.

ITEM 5.06

CHANGES IN COMPANY SHELL STATUS

Matter of Time Merger

On February 10, 2012, we entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, MOT dissolved into and became a part of the Company, with the Company becoming the surviving corporation and surviving MOT as a reporting issuer under the Securities Exchange Act of 1934.  On December 14, 2012, the transactions contemplated by the MOT Agreement closed (the “Closing”).

Liberty Transaction

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately 8.19% of our outstanding voting control.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Liberty Agreement, we will issue to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.

The Liberty Agreement also gave the LEC Entities the right to appoint two (2) members of the LEC Entities management (the “Interested Members”) to become members of our Board of Directors, as well as select a third member to sit on our Board of Directors who is an independent person (the “Independent Member”).  Upon the appointment of these three members, our Board of Directors shall consist of five (5) members.  At the closing, the LEC Entities presented Ian Hobday and Darren West as the Interested Members.

Contemporaneously with the Liberty Agreement, we entered into a Stock Purchase Agreement (the “FMS Stock Agreement”) with First Market Services, a Nevada corporation (“FMS”), under which we may sell up to One Hundred Twenty Thousand (120,000) shares of our Series A Preferred Stock (the “Series A Shares”) with the purchase price of Five Dollars ($5) per share.  Pursuant to the FMS Stock Agreement, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000) with a minimum purchase of Fifty Thousand Dollars ($50,000) per month for a minimum of twelve (12) months, with Forty Thousand Dollars ($40,000) being earmarked for the LEC Entities to fund their operations and growth, and Ten Thousand Dollars ($10,000) being earmarked to fund the costs associated with the Company being a public company.  To date, 30,000 of the Series A Shares have been issued to FMS under the FMS Stock Agreement.

As a result of these transactions we acquired assets, and started operations, sufficient to cease being a shell company, as defined in Rule 12b-2.  Additional information regarding these transactions and the assets are contained herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are audited financial statements of Green Automotive Company for the years ended December 31, 2011 and 2010, and unaudited financial statement of Green Automotive Company for the three and nine months ended September 30, 2012 and 2011.

(b)

Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Green Automotive Company with Liberty Electric Cars Ltd.

(c)

Exhibits

3.1 (1)	Articles of Incorporation of Green Automotive Company, filed June 3, 2011

3.2 (1)	Articles of Merger of Green Automotive Company, filed October 19, 2011

3.3 (1)	Articles of Merger between Green Automotive Company and Matter of Time I Co., filed December 13, 2012

3.4 (1)	Amended and Restated Bylaws of Green Automotive Company

10.1 (1)	Advisory Agreement by and between Green Automotive Company and Global Market Advisors, Inc. dated July 19, 2010

10.2 (1)	Credit Agreement by and between Green Automotive Company and Global Trade Finance, Inc. dated January 1, 2012

10.3 (1)	Settlement, General Release and Conversion Agreement by and between Green Automotive Company and Global Trade Finance, Inc. dated June 30, 2012

10.4 (1)	Assignment Agreement by an between Green Automotive Company and Investment Finance IFC Ltd. Dated January 27, 2012

10.5 (1)	Merger Agreement and Plan of Reorganization by and between Green Automotive Company and Matter of Time I Co. dated February 10, 2012 and completed December 12, 2012.

10.6 (1)	Stock Exchange Agreement by and between Green Automotive Company and Liberty Electric Cars Ltd. Dated June 28, 2012

10.7 (1)	Amendment No. 1 to Stock Exchange Agreement by and between Green Automotive Company and Liberty Electric Cars Ltd. Dated December 4, 2012

10.8 (1)	Stock Purchase Agreement by and between Green Automotive Company and First Market Services dated June 29, 2012

10.9 (1)	Acquisition and Stock Exchange Agreement by and between Green Automotive Company and Newport Coachworks, Inc. dated October 12, 2012

10.10 (1)	Amended and Restated Independent Contractor Agreement by and between Liberty Electric Cars Ltd. And Ian Hobday dated December 4, 2012

10.11 (1)	Amended and Restated Independent Contractor Agreement by and between Liberty Electric Cars Ltd. And Darren West dated December 4, 2012

10.12 (1)	Employment Agreement by and between Newport Coachworks, Inc. and Carter Read dated October 2012

10.13 (1)	Distribution Agreement by and between Newport Coachworks, Inc. and Don Brown Bus Sales, Inc. dated November 1, 2012

10.14 (1)	Employment Agreement with Mark Aubry dated December 17, 2012

10.15 (1)	Stock Purchase Agreement by and between Green Automotive Company and First Market Services dated November 20, 2012

10.16 (1)	Stock Purchase Agreement by and between Green Automotive Company and Mark E. Crone and Bosch Equities, LP dated September 1, 2011

10.17 (1)	Exchange Agreement by and between Green Automotive Company and Investment Finance Company IFC Limited dated March 31, 2012

10.18 (2)	Services Agreement by and between Navistar, Inc. and Liberty Electric Cars Ltd. dated May 3, 2011.

10.19	Summary of Amendment to Distribution Agreement by and between Newport Coachworks, Inc. and Don Brown Bus Sales, Inc. dated November 1, 2012

23.1 (1)	List of Subsidiaries

99.1 (3)	Audited Consolidated Financial Statements for Green Automotive Company for the Fiscal Years Ended December 31, 2011 and 2010 (Restated)

99.2 (3)	Unaudited Consolidated Financial Statements for Green Automotive Company for the Three and Nine Months Ended September 30, 2012 and 2011 (Restated)

99.3	Unaudited Pro Forma Consolidated Financial Statements

99.4 (3)	Audited Consolidated Financial Statements for Liberty Electric Cars, Ltd. for the Fiscal Years Ended December 31, 2011 and 2010

99.5 (3)	Unaudited Consolidated Financial Statements for Liberty Electric Cars, Ltd. for the Three and Six Months Ended June 30, 2012 and 2011

(1)

Incorporated by reference from our Current Report on Form 8-K filed with the Commission on December 14, 2012.

(2)

Incorporated by reference from our Amended Current Report on Form 8-K/A filed with the Commission on June 17, 2013.

(3)

Incorporated by reference from our Amended Current Report on Form 8-K/A filed with the Commission on October 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date November 27 , 2013	Green Automotive Company a Nevada corporation

/s/ Ian Hobday
By: Ian Hobday
Its: Chief Executive Officer